                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                 2 PARAGON DRIVE
                           MONTVALE, NEW JERSEY 07645

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            to be held July 13, 2006

                               ------------------
To the Stockholders of

      THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

     We will hold the Annual Meeting of Stockholders of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, NJ, on Thursday, July 13, 2006, at 9:00 A.M. (E.D.T.) for the following purposes:

     1.   To elect seven (7) directors, each for a term of one (1) year;

     2. To act on a proposal to approve an amendment to the 2004 Non-Employee Director Compensation Plan;

     3. To act on a proposal to approve an amendment to the 1998 Long Term Incentive and Share Award Plan and;

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed May 19, 2006, as the Record Date for this meeting. Only stockholders of record at the close of business on that date are entitled to receive notice and to vote at the meeting or at any adjournment thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EITHER COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR USE THE INTERNET OR PHONE VOTING OPTIONS DETAILED ON THE PROXY CARD.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 25, 2006, accompanies this proxy statement.

                                     By Order of the Board of Directors



                                               ALLAN RICHARDS
                               Senior Vice President, Human Resources, Labor
                                   Relations, Legal Services & Secretary


Dated: May 25, 2006

--------------------------------------------------------------------------------
    You are cordially invited to attend the meeting. Whether or not you plan to do so, your vote is important. Please promptly submit your proxy by mail, telephone or internet.
--------------------------------------------------------------------------------

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                 2 PARAGON DRIVE
                           MONTVALE, NEW JERSEY 07645

                                ----------------

                                 PROXY STATEMENT

                                ----------------


                     SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is furnished by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on July 13, 2006 (the "Annual Meeting"). It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the New York Stock Exchange ("NYSE") schedule of charges. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice in writing to the Secretary, at the address above, or by casting a ballot at the meeting in person or by proxy. This proxy statement is first being mailed to stockholders on or about May 25, 2006.

                                VOTING AT MEETING

Only stockholders of record at the close of business on May 19, 2006 will be entitled to vote at the Annual Meeting. As of May 19, 2006, there were 41,337,733 shares of the Company's $1 par value common stock (the "Common Stock") each of which is entitled to one vote. There are no appraisal or dissenter's rights with respect to any matter to be voted on at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.


ITEM 1--ELECTION OF DIRECTORS

Seven (7) directors are to be elected to hold office until the next annual meeting and until their successors are elected and shall qualify. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, each of whom has consented to nomination and to serve when elected. Each nominee is presently a member of the Board of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

Mrs. Helga Haub and Mr. Richard Nolan will not stand for reelection. Mrs. Haub served as a director for twenty-seven (27) years. Mr. Nolan joined the Board in October 1999. The Company appreciates their dedicated service.

The Board has determined that four (4) of the seven (7) nominees, namely Bobbie Gaunt, Dan Kourkoumelis, Edward Lewis and Maureen Tart-Bezer, are independent directors under the Company's Standards of Independence, which conform to the independence requirements in the NYSE listing rules. The Company's "Standards of Independence" is attached as Appendix A.

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES FOR A ONE YEAR TERM ENDING IN 2007.

JOHN D. BARLINE

Mr. Barline, age 59, is and has been a member of the Board since July 9, 1996. He is a member of the Compensation and Executive Committees.

Mr. Barline, an attorney in private practice since 1973, is currently of counsel at the law firm of Williams, Kastner & Gibbs LLP in Tacoma, Washington. His areas of practice include corporate tax law, mergers and acquisitions, general business law, estate planning and real estate. He provides personal legal services to the Haub family, including Christian W. E. Haub.

Mr. Barline is a member of the board of directors and corporate secretary of Sun Mountain Resorts, Inc. and a director of Wissoll Trading Company, Inc. and Sun Mountain Lodge, Inc., each a small closely held corporation owned primarily by the Haub family. He is also chair of the board of directors of the Le May Automobile Museum, and a director and chair of the compensation committee of Precision Machine Works, Inc.


DR. JENS-JURGEN BOCKEL

Dr. Bockel, age 63, is and has been a member of the Board since April 29, 2004. He is a member of the Executive Committee.

Dr. Bockel has served as the chief financial officer of Tengelmann Warenhandelsgesellschaft KG ("Tengelmann") since January 1, 2000. From January, 1995 through December, 1999, Dr. Bockel served as chief financial officer and as a member of the executive board of Schickedanz Holding - Stiftung & Co. KG, in Furth, Germany.

Dr. Bockel is a member of the supervisory board of Kaiser's Tengelmann AG, in Viersen, Germany, OBI AG, in Wermelskirchen, Germany, Lowa and Zielpunkt GmbH, in Vienna, Austria. He is also chair of the family council and chairman of the advisory board of Fahrzeug-Werke Lueg AG, in Bochum, Germany.


BOBBIE ANDREA GAUNT

Mrs. Gaunt, age 59, is and has been an independent member of the Board since May 15, 2001. She is Lead Director, Chair of the Compensation Committee and a member of the Audit & Finance, Governance and Executive Committees.

Mrs. Gaunt was elected an officer and vice president of the Ford Motor Company in June, 1999, and served as president and chief executive officer of the Ford Motor Company of Canada, Ltd., from 1997 until her retirement from the company in December of 2000. Mrs. Gaunt began her automotive career with Ford in 1972 and for over 28 years served in various managerial positions in the areas of sales, marketing, research and building customer relationships. Between the months of June through October, 2004, Ms. Gaunt served as Interim Chief Executive Officer of ADVO, Inc. in Windsor, Connecticut.

Mrs. Gaunt is a member of the Board of Advisors of the Katz Business School, and the Board of Trustees at the University of Pittsburgh; is a member (at the request of the Company) of the Board of Directors of Metro, Inc., Montreal, Quebec, Canada and serves as a member of both their Human Resources and Audit Committees; is a member and chair of the board of the Saugatuck Center for the Arts, in Saugatuck, Michigan; and, serves on the board of directors and as chair of the compensation committee of ADVO, Inc., Windsor, Connecticut.

CHRISTIAN W. E. HAUB

Mr. Haub, age 41, is and has been a member of the Board since December 3, 1991. He currently serves as Executive Chairman of the Board of the Company, and Chair of the Executive Committee.

Mr. Haub has served as Executive Chairman of the Company since August 15, 2005. Prior thereto Mr. Haub served as Chief Executive Officer of the Company since May 1, 1998 and Chairman of the Board since May 1, 2001. In addition, Mr. Haub also served as President of the Company from December 7, 1993 through February 24, 2002, and from November 4, 2002 through November 15, 2004.

Mr. Haub, is a partner and Co-Chief Executive Officer of Tengelmann. Mr. Haub is a member of the Board of Directors of Metro, Inc., Montreal, Quebec, Canada, and is on the board of directors of the Food Marketing Institute and on the board of trustees of St. Joseph's University, in Philadelphia, Pennsylvania.

DAN PLATO KOURKOUMELIS

Mr. Kourkoumelis, age 55, is and has been an independent member of the Board since March 21, 2000. Mr. Kourkoumelis is Chair of the Governance Committee and a member of the Audit & Finance and Executive Committees.

Mr. Kourkoumelis was president and chief operating officer of Quality Food Centers, Inc. from May 1989 until September 1996, and thereafter president and chief executive officer of Quality Food Centers, Inc. until September 25, 1998, when he retired after Quality Food Centers, Inc. was acquired. He also served as a director of Quality Food Centers, Inc. from April 1991 until March 1998. Mr. Kourkoumelis is a director of Expeditors International Inc. and a director and past president of the Western Association of Food Chains. Mr. Kourkoumelis is a member of the compensation and audit committees of Expeditors International.

EDWARD LEWIS

Mr. Lewis, age 66, is and has been an independent member of the Board since May 16, 2000. Mr. Lewis is a member of the Audit & Finance, Compensation and Governance Committees.

Mr. Lewis is chairman and founder of Essence Communications Partners. He is director of the leadership council of the Tanenbaum Center for Interreligious Understanding, the Harvard Business School Board of Directors of the Associates, the Economic Club of New York, the New York City Partnership, the Central Park Conservancy, Girls, Inc., NYC2012 and the board of Jazz at Lincoln Center for the Performing Arts. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African-American to hold this position in the 75-year history of the organization.

MAUREEN B. TART-BEZER

Ms. Tart-Bezer, age 50, is and has been an independent member of the Board since May 15, 2001. Ms. Tart-Bezer is Chair of the Audit & Finance Committee and a member of the Compensation and Governance Committees.

Ms. Tart-Bezer is executive vice president and chief financial officer of Virgin Mobile USA, a wireless MVNO (mobile virtual network operator) venture in the United States. Prior to her current position, Ms. Tart-Bezer was executive vice president and general manager of the American Express Company, U.S. Consumer Charge Group through December, 2001. From 1977 to 2000, Ms. Tart-Bezer was with AT&T Corporation, serving as a senior financial officer of the company, including positions as senior vice president and corporate controller and senior vice president and chief financial officer for the Consumer Services Group.

Ms. Tart-Bezer is currently a trustee of Caldwell College, a private college in Caldwell, New Jersey and has served as a trustee of the AT&T Foundation and as a director of AT&T Capital Corp. and Lucent Technologies. She is a prior director of MaMamedia.com and trustee to St. Peter's College in Jersey City, New Jersey.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       BENEFICIAL OWNERSHIP OF MORE THAN 5% OF THE COMPANY'S COMMON STOCK

Except as set forth below, as of May 8, 2006, no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company's Common Stock.

----------------------------------------------------------------------------------------------------------------------------------
                                                                       Amount and Nature of Beneficial Ownership
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Shared
         Name and Address of Beneficial Owner          Total Beneficial            Sole            Voting/Investment      % of
                                                           Ownership      Voting/Investment Power        Power            Class
----------------------------------------------------------------------------------------------------------------------------------
Christian W. E. Haub (1)                               22,579,206                    583,335(2)     21,995,871(3)      54.7%
2 Paragon Drive
Montvale, NJ 07645
----------------------------------------------------------------------------------------------------------------------------------
Erivan Karl Haub (1)                                   22,135,471                       140,100       21,995,371       53.6%
Wissollstrasse 5-43
45478 Mulheim an der Ruhr, Germany
----------------------------------------------------------------------------------------------------------------------------------
Karl-Erivan Warder Haub (1)                            21,995,371                             0       21,995,371       53.3%
Wissollstrasse 5-43
45478 Mulheim an der Ruhr, Germany
----------------------------------------------------------------------------------------------------------------------------------
Tengelmann Warenhandelsgesellschaft KG (1)             21,995,371                             0       21,995,371       53.3%
Wissollstrasse 5-43
45478 Mulheim an der Ruhr, Germany
----------------------------------------------------------------------------------------------------------------------------------
Prentice Capital Management, LP (4)                     3,900,434                             0        3,900,434        9.4%
623 Fifth Avenue, 32nd Floor
New York, NY  10022
----------------------------------------------------------------------------------------------------------------------------------
Goodwood Inc. and affiliates (5)                        2,075,100                             0        2,075,100        5.0%
212 King Street West
Suite 201
Toronto, Canada M5H 1K5.
----------------------------------------------------------------------------------------------------------------------------------

------------------
 (1) The Company obtained the information regarding Tengelmann Warenhandelsgesellschaft KG ("Tengelmann"), Tengelmann Verwaltungs- und Beteiligungs GmbH ("TVB"), Erivan Karl Haub ("Erivan"), Karl-Erivan Warder Haub ("Karl") and Christian W. E. Haub ("Christian") from such persons, and from a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on August 8, 2002. Tengelmann is engaged in general retail marketing and controls, among others, Kaiser's Tengelmann AG, a supermarket retailer in Germany. The general partners of Tengelmann are Erivan, TVB and two of Erivan's sons, Karl and Christian. The sole limited partner of Tengelmann is Georg Rudolf Otto Haub ("Georg"), Erivan's other son, who manages the real estate activities of the Haub family. Erivan owns six percent (6%) of the partnership interests of Tengelmann; the rest is divided equally among Karl, Christian and Georg. TVB, the sole managing partner of Tengelmann, has the exclusive right to direct Tengelmann and is solely responsible for its conduct. TVB, whose only shareholders are Erivan and his three sons, is not an operating company. Karl and Christian are the only Managing Directors of TVB.

(2) Includes options to purchase 578,335 shares of Common Stock, all of which are exercisable within sixty (60) days.

(3) Includes 500 shares of Common Stock held by the wife of Christian W. E. Haub's and the 21,995,371 shares of Common Stock that are held by Tengelmann.

(4) This information has been obtained from a Schedule 13G/A dated February 14, 2006 and filed with the SEC by Prentice Capital Management, LP, a Delaware limited partnership ("Prentice Capital"), and Michael Zimmerman, a United States citizen, with respect to 3,900,434 shares (the "Prentice Shares") over which Prentice Capital and Zimmerman share voting and investment power. According to the Schedule 13G/A, Prentice Capital serves a number of investment funds, including Prentice Capital Partners, LP, Prentice Capital Partners GP, LP and Prentice Capital Offshore, Ltd., and managed accounts over which Prentice Capital serves as principal investment manager. As investment manager, Prentice Capital has voting and dispositive authority over the Prentice Shares. Mr. Zimmerman is the Managing Member of Prentice Management GP, LLC, the general partner of Prentice Capital, and Prentice Capital GP, LLC, the general partner of certain investment funds, and thus, may also be deemed to control and to be the beneficial owner of the Prentice Shares. Prentice Capital and Michael Zimmerman, to the extent permitted by law, disclaim beneficial ownership over the Prentice Shares.

(5) On February 14, 2006, Goodwood Fund ("Fund"), Arrow Goodwood Fund ("Arrow"), Goodwood Capital Fund ("Capital Fund"), The Goodwood Fund 2.0 Ltd. ("2.0"), KBSH Goodwood Canadian Long/Short Fund ("KBSH"), Goodwood Inc. ("Goodwood"), 1354037 Ontario Inc. ("Ontario"), Peter H. Puccetti ("Puccetti"), 620088 BC LTD. ("BC") and J. Cameron MacDonald ("MacDonald"), collectively, filed a Schedule 13G with the Securities and Exchange Commission. This Schedule 13G indicates that Goodwood acts as the investment manager of each of Fund, Arrow, Capital Fund, 2.0 and KBSH, which are the sole owners of 584,700, 247,300, 58,100 shares, 150,000 shares, 8,400 shares of the Company's Common Stock, respectively. As investment manager, Goodwood is deemed to beneficially own all of the foregoing 1,048,500 shares (the "Goodwood Shares"). Goodwood, however, disclaims such ownership. Goodwood is controlled by Ontario, which in turn is controlled by Mr. MacDonald and Mr. Puccetti. Mr. MacDonald, Mr. Puccetti and Ontario, are therefore, deemed to beneficially own the Goodwood Shares. Mr. MacDonald, Mr. Puccetti and Ontario, however, disclaim such beneficial ownership. Lastly, BC, which is controlled by Mr. MacDonald, holds 10,900 shares of the Company's Common Stock. Mr. MacDonald disclaims beneficial ownership of such 10,900 shares.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of May 8, 2006, by each director, each nominee for director, each executive officer of the Company on that date as named and noted in the Summary Compensation Table, infra, and by all directors and the executive officers of the Company as a group:

                                                           SHARES               STOCK
                                                        BENEFICIALLY           OPTION      DEFERRED                    % OF
                                                            OWNED             SHARES(1)     PLAN (2)      TOTAL        CLASS
                                                            -----             ---------     --------      -----        -----
John D. Barline .....................................          11,902             3,289     17,729          32,920      *
Jens- Jurgen Bockel..................................               0             1,686      9,167          10,853      *
Eric Claus...........................................          12,186                 0          0          12,186      *
Christian W. E. Haub (3).............................      22,000,871           578,335          0      22,579,206    54.7
Helga Haub (3).......................................          11,259             3,333          0          14,592      *
Bobbie Andrea Gaunt..................................           1,000             4,217     20,528          25,745      *
Dan Kourkoumelis.....................................           7,444             4,850     15,228          27,522      *
Edward Lewis.........................................          10,459               422     15,101          25,982      *
John E. Metzger .....................................           1,500           123,362          0         124,862      *
Richard Nolan........................................             100             2,530     23,826          26,456      *
Maureen B. Tart-Bezer................................           2,000             4,217     15,269          21,486      *
Stephen Slade........................................               0             4,741          0           4,741      *
Paul Wiseman.........................................               0                 0          0               0      *
All directors and executive officers as a group (18
persons).............................................      22,058,721           777,126    116,848      22,906,551    55.5

*   Less than 1%

--------------
(1) The amounts shown include all purchase options granted under the Company's stock option plans exercisable within sixty (60) days from May 8, 2006 and reflect anti-dilution adjustments made in April 2006.

(2) The amounts shown represent the stock equivalent units accrued under the Company's Directors' Deferred Payment Plan and the 2004 Non-Employee Director Compensation Plan, after the anti-dilution adjustments made in April 2006. These share equivalents are subject to Common Stock market price fluctuations.

(3) Mr. Christian W. E. Haub has shared voting and investment power over the shares owned by Tengelmann and they are therefore included in the number of shares beneficially owned by him. Mrs. Haub, wife of Mr. Erivan Haub, who is a general partner of Tengelmann, disclaims any investment or voting power of the shares he beneficially owns and the same are not included in her amounts.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that directors, executive officers and persons who own more than 10% of the Company's Common Stock, file initial reports of ownership of the Company's Common Stock and changes in such ownership with the Securities & Exchange Commission ("SEC"). Based on a review of the reports and written representations provided to the Company, the Company believes that during and with respect to Fiscal 2005, all required reports were filed on a timely basis, except as indicated in the following sentences. Dr. Bockel filed a Form 4 on August 3, 2005 for a July 25, 2005 sale of 2,000 shares of Common Stock. Mrs. Haub filed a Form 4 on November 2, 2005 for an October 28, 2005 purchase by her husband of 5,000 shares of Common Stock. Mr. Piwek filed a Form 4 on August 3, 2005 for a July 27, 2005 sale of 2,000 shares of Common Stock and for a July 29, 2005 purchase and sale of 25,000 stock options. Mr. Claus filed a Form 4 on May 19, 2005 for a May 13, 2005 purchase of 4,500 shares of Common Stock. Mr. Wiseman filed a Form 4 on September 26, 2005 for 70,000 shares of performance restricted stock units granted to him on September 12, 2005. Prior to the adoption of the 2004 Non-Employee Director Compensation Plan, the Company compensated non-employee directors under the Directors' Deferred Payment Plan, pursuant to which the Company, on a monthly basis, credited a portion of each director's retainer to a common stock equivalent account. Each director reported such transactions on a timely Form 5 for Fiscal 2004, but because the reporting rule for such stock equivalent accounts changed several monthly Form 4 filings also were missed in Fiscal 2005 until August 2005.

                      THE BOARD OF DIRECTORS OF THE COMPANY

GOVERNANCE OF THE COMPANY

The Board of Directors is responsible for the supervision of the overall affairs of the Company. The Board has adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors of the Company, and has established a set of Corporate Governance Guidelines, which set forth the policies and principles of the Board and the Company.

The Company's website, www.aptea.com, includes the Company's governance materials, including without limitation, the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, information regarding the process by which stockholders can send communications to the Board and the Company's policy regarding the attendance of members of the Board at annual meetings.


BOARD MEETINGS AND COMMITTEES

During Fiscal 2005, the Board of Directors held fourteen (14) meetings including eight (8) by telephone, and committees thereof held seventeen (17) meetings. Each director attended at least 89% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served. Each Board meeting includes an executive session of the independent directors, which is chaired by a Lead Director. The independent directors elected Bobbie Gaunt Lead Director for 2006. In April 2006, the IT Oversight and the Finance Committees were folded into a newly constituted Audit & Finance Committee. The Board now has an Executive Committee, an Audit & Finance Committee, a Compensation Committee and a Governance Committee. The Audit & Finance Committee, Compensation Committee and Governance Committee each has a written charter, which outlines the respective committee's duties and responsibilities. The committee charters are published in the Corporate Governance section of the Company's website, www.aptea.com. A copy of the new Audit & Finance Committee charter is also attached as Appendix B to this proxy statement.

Because Tengelmann owns more than 50% of the Company's Common Stock, the Company qualifies as a "controlled company" under the NYSE listing standards. As a controlled company, the Company is exempt from the NYSE's requirement that it have a majority of independent directors, and entirely independent compensation and nominating and corporate governance committees. As indicated below, with the exception of the Compensation Committee, which although not entirely independent does not include any management directors, the Company has voluntarily complied with the NYSE's independence requirements. Additionally, the Company has chosen to have the entirely independent Governance Committee, rather than the Compensation Committee, review and recommend changes to the Executive Chairman of the Board (ECOB's) compensation.

The Audit Committee, which held eight (8) meetings in Fiscal 2005, including five (5) by telephone, consisted of Maureen Tart-Bezer, as Chair, Bobbie Gaunt, Dan Kourkoumelis and Richard Nolan. In April 2006 Ed Lewis replaced Richard Nolan. The Board has determined that each member of the Audit Committee and each member of the Audit & Finance Committee is independent in accordance with the NYSE listing rules, the Company's Standards of Independence and Rule 10A-3 of the Exchange Act. In addition, the Board has determined that each qualifies as an "audit committee financial expert," as defined by the SEC. This Committee (i) reviews annual financial statements prior to submission to the Board and reports thereon, (ii) reviews quarterly results prior to release, (iii) at its discretion, examines and considers matters relating to the internal and external audit of the Company's accounts and financial affairs, (iv) appoints the independent accountants, (v) determines the compensation and retention of, and oversees, the outside accountants, and (vi) as appropriate, meets with Company personnel in the performance of its functions.

The Compensation Committee, which held four (4) meetings in Fiscal 2005, consisted of Bobbie Gaunt, as Chair, John Barline and Edward Lewis. In April 2006, Maureen Tart-Bezer became an additional member. The Compensation Committee
(i) reviews, approves and modifies all compensation for any Company executive (other than ECOB) who is a direct report to the CEO and/or holds a salary grade of thirty-seven (37) or higher, (ii) recommends to the Board and interprets incentive plans, and (iii) serves as the committee to administer the employee stock option and long term incentive and share award plans.

The Governance Committee, which held two (2) meetings in Fiscal 2005, consisted of Richard Nolan, as Chair, Bobbie Gaunt, Dan Kourkoumelis, Edward Lewis and Maureen Tart-Bezer. In April 2006, Dan Kourkoumelis replaced Mr. Nolan as Committee Chair. The Board has determined that each member of the Governance Committee is independent. The Committee's primary purpose is to (i) evaluate the performance of the members of the Board individually and as a group, (ii) review and recommend any changes to the ECOB's compensation, (iii) recommend to the Board guidelines and policies for the corporate governance of the Company, (iv) oversee and recommend changes to the governance policies of the Company, examine the relationship between management and the Board and annually review the status of director compensation, and (v) act as a committee for the nomination of candidates for election to the Board.

The Governance Committee will consider director candidates suggested by members of the Board, as well as candidates suggested by management and by stockholders. To submit a recommendation for the Company's next annual meeting, anticipated to be held in July, 2007, please provide the prospective candidate's name, contact information, biographical data and qualifications, together with the prospective candidate's written consent to being named as a nominee and to serving on the Board if nominated and elected, to the Governance Committee, c/o The Great Atlantic & Pacific Tea Company, Inc., Chief Compliance Officer, 2 Paragon Drive, Montvale, NJ, 07645, by February 1, 2007.

The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. For each candidate, the Governance Committee determines whether the candidate meets the Company's minimum qualifications and specific qualities and skills for directors, which are set forth in the Corporate Governance section of the Company's website, and evaluates the candidate's (i) character, judgment, personal and professional ethics, integrity, values and familiarity with national and international issues affecting business, (ii) depth of experience, skills and knowledge complementary to the Board and the Company's business, and (iii) willingness to devote sufficient time to carry out the duties and responsibilities effectively. The Governance Committee also considers such other relevant factors as it deems appropriate.

BOARD OF DIRECTOR COMPENSATION

The Company does not pay directors who are also officers of the Company any additional compensation or benefits for serving on the Board; however, as discussed hereinafter, the ECOB receives compensation from the Company's Canadian affiliate for services rendered on its Board of Directors. The Company pays non-employee directors pursuant to the 2004 Non-Employee Director Compensation Plan (the "Plan"), initially adopted at the Annual Meeting of Stockholders for Fiscal 2003. The Plan provides for the payment of a portion of each non-employee director's compensation in cash and a portion in shares of Common Stock. The Plan was amended in October 2005 to increase the annual retainer for the Chair of each Committee (except the Executive Committee) and to provide a separate annual retainer for the Lead Director. On April 19, 2006 the Board adopted further amendments to the Plan, subject to adoption by the stockholders as outlined in Item 2, infra.

Under the Plan, as so amended, the Company pays the Lead Director an annual rate of $120,000, each non-employee director an annual retainer of $32,000, attendance fees of $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two (2) or more compensable meetings are held on the same day, the fee for the second meeting is limited to $500. Except for the Executive Committee Chair, the Company pays an additional annual retainer to the Chair of each Committee, namely the Compensation and Governance Committees, in an amount of $8,000 and to the Chair of the Audit & Finance Committee an additional $10,000 per year.

Further, subject to adoption by the stockholders as outlined in Item 2, infra., the Company makes an annual award to each non-employee director of a number of shares of Common Stock equal to $90,000, divided by the closing price of its Common Stock on the NYSE, as reported in the Wall Street Journal on the date of grant, namely the first business day after the applicable Annual Meeting of Stockholders, provided, however, the grant in 2006 will be equivalent to $135,000, as discussed in Item 2. The Plan further specifies that a non-employee director, who at the Company's request sits on the board of directors of a Company affiliate, may retain any director compensation paid by such affiliate. Each non-employee director may elect to defer all or any portion of his/her cash and equity compensation. A non-employee director shall always be fully vested in his/her deferral account. The Company's obligation to pay benefits under the Plan, however, represents an unfunded, unsecured obligation of the Company and no non-employee director will have any secured interest or claim in any assets or property of the Company.

ECOB Christian Haub and Lead Director Bobbie Gaunt, at the request of the Company, serve on the Board of Directors for the Company's Canadian affiliate, Metro, Inc. Mr. Haub also sits on the Executive and Governance Committees and Ms.Gaunt is on the Audit and Human Resources Committees. Each is compensated for these services pursuant to Metro, Inc.'s plan for director compensation. As here relevant, the annual director's retainer is $CN30,000, and the annual Committee member's retainer is $CN2,000 except for the Audit Committee where the retainer is $CN3,000. Attendance fees are $CN1,250 per meeting, except that for telephonic committee meetings the fee is $CN625. Payment is on a quarterly basis. However, the base annual retainer is paid in deferred stock units or, optionally, 50% in the form of Class A Subordinate Shares of Metro, Inc. until the director holds three times base annual retainer in deferred stock units and/or shares. Thereafter the director will continue to receive at least 25% of total compensation in shares or, at the director's election, in deferred stock units.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS


At the close of business on August 13, 2005, our Company completed the sale of our Canadian business to Metro, Inc., a supermarket and pharmacy operator in the Provinces of Quebec and Ontario, Canada, for $1.5 billion in cash, stock and certain debt that was assumed by Metro, Inc. Simultaneously the Company entered into an Information Technology Transition Services Agreement with Metro, Inc., for a fee of $CN20 million (U.S. $16.7 million) per year to provide certain information technology and other services to Metro, Inc. for a period of 2 years from the date of sale, with a potential for two additional six month renewal periods. Metro, Inc. also leases a shopping center in Toronto, Ontario, Canada from the Company which commenced at the time of the sale. The base annual rent is $CN0.8 million (U.S. $0.7 million). The initial term expires on October 4, 2015 with four 5 year renewal options.

A&P Properties Limited, a former indirect subsidiary of the Company until the sale of the Canadian operations, leased a store in Windsor, Ontario, Canada from Tenga Capital Corporation, which is owned by Erivan and Helga Haub. The base annual rental was CN$0.4 million (U.S. $0.3 million). Through the date of its sale, the Company paid $0.2 million to Tenga Capital Corporation for this lease during fiscal 2005.

During fiscal 2003, the Company entered into a three year agreement with OBI International Development and Service GMBH ("OBI International"), a subsidiary of Tengelmann, to purchase seasonal merchandise. Purchases from OBI International totaled $2.1 million, $4.7 million and $0.8 million in fiscal 2005, fiscal 2004 and fiscal 2003, respectively.

The Company owns a jet aircraft, which Tengelmann leases under a full cost reimbursement lease. During fiscal 2005, fiscal 2004 and fiscal 2003, Tengelmann was obligated to and has reimbursed the Company $3.1 million, $3.5 million and $2.8 million, respectively, for use of the aircraft.


              REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEES

OUR COMPOSITION AND RESPONSIBILITIES
For fiscal year 2005, the Compensation Committee ("Committee") was comprised of two (2) independent directors, including the Chair, and one (1) non-management director. Members are elected annually by the Board on the recommendation of the Governance Committee. For fiscal year 2005, the Governance Committee was comprised of five (5) directors each of whom is independent.(1)

The Compensation Committee is responsible for the review, approval and modification of all compensation (and all benefits specific thereto) for any Company executive who is a direct report to the CEO and/or holds a salary grade of thirty-seven (37) or greater (as determined under the Company's salary structure), with the exception of the Executive Chairman of the Board (ECOB) whose compensation is approved by the Governance Committee with input from the Compensation Committee. Specifically, the Compensation Committee evaluates the performance of the ECOB measured against a set of performance objectives determined at the beginning of each fiscal year and certain other criteria and provides the Governance Committee an assessment of the ECOB's overall performance. The Governance Committee, after considering the Committee recommendations and upon further deliberation, then approves his compensation for the fiscal year for which performance was assessed. The Compensation Committee also reviews with the Governance Committee the ECOB's performance objectives for the next subsequent Fiscal Year. It is the Compensation Committee's opinion that having separate committees review CEO and ECOB compensation provides further independence with respect to executive compensation and is appropriate given the Company's ownership structure and status as a controlled company.

------------------
(1) On April 19, 2006, the Board elected one additional independent director to the Compensation Committee, bringing the total number of committee members to four (4) for fiscal year 2006 and the Board passed a resolution providing that the Governance Committee would be comprised of four (4) independent directors for fiscal year 2006.

In fiscal year 2005, the Compensation Committee exercised oversight with respect to eight (8) executives and the CEO. This oversight included approval of base salaries and target, threshold and maximum payouts for the annual bonus and long-term/equity-based incentive compensation plans. The Compensation Committee is also responsible for the interpretation and administration of all executive compensation plans to ensure that they are tied to the company's financial performance, to shareholder value creation and to long-term strategic objectives.

EVENTS OF 2005 AND THEIR IMPACT ON THE COMPANY'S APPROACH TO EXECUTIVE COMPENSATION
Fiscal year 2005 was a year of significant change for the Company, and one that witnessed several actions targeted to improving the company's financial position, reducing operating costs, restoring growth and profitability and fostering management changes to enhance the Company's leadership structure.

Through the successful divestiture of its Canadian operations to Metro, Inc., the Company realized the significant value of that business. In addition to the cash proceeds that transformed its balance sheet, the Company also gained a significant investment position in the newly combined entity, giving the Company a meaningful stake in one of the most profitable and growth-oriented retail enterprises in North America. The sale of A&P Canada also fostered a positive change in the Company's leadership structure, whereby Christian Haub became Executive Chairman of the Board, fully assuming long-range strategic leadership of the Company, and former A&P Canada CEO Eric Claus became President and Chief Executive Officer, with full responsibility for the day to day operation of the Company. These changes were accompanied by an administrative reorganization designed to consolidate leadership of the business in a new Executive Management Team at the headquarters level. In response to these significant developments, the Compensation Committee adopted as its primary initiative the development of a compensation program and philosophy that would support and complement the new direction on which the Company had embarked.

OUR GOALS
In fiscal year 2005, the focal point of the Compensation Committee's efforts was the selection of an external compensation advisor to assist with the refinement of the Company's compensation strategy. We believe it was both appropriate and prudent to engage external counsel in this area in light of the sale of A&P Canada and the transformative restructuring of the Company from which key management changes resulted. We also felt it was important to avail ourselves of independent expertise to guide us through an emerging executive compensation strategy that placed greater emphasis on incentive or performance-based metrics.

Our intent, therefore, in engaging an outside consultant revolved around six primary goals:

    1. To ensure that total compensation opportunity for the executive management team is set at appropriate levels;
    2. To solidify the performance link between incentive plans and the execution of business strategy objectives, and to thereby foster, through a program of compensation, executive accountability for the Company's operating results;
    3. To calibrate performance measures to ensure a pay for performance compensation program is in place for fiscal year 2006 and beyond;
    4. To develop a consistent process that would allow the company and the committee to review the above objectives annually;
    5. To devise a competitive compensation structure that will permit the Company to attract and retain the best and brightest talent; and
    6. To ensure that the compensation program will support teamwork as well as individual achievement.

Following solicitation and review of competitive responses to Requests-For-Proposals, the Compensation Committee engaged an Independent Consultant as its compensation advisor. The Independent Consultant, in the judgment of the Compensation Committee, is an independent compensation advisor to the Compensation Committee.

OUR PROCESS FOR REDESIGNING THE COMPENSATION STRATEGY
The effort to redefine the Company's executive compensation strategy began with a collaborative discussion between the Compensation Committee, Company management and the Independent Consultant on the attributes of a compensation program that would be most closely aligned with the Company's new strategic initiatives. These discussions gave rise to a series of plan metrics that served as the foundation for the Company's new executive compensation program, and are set forth in "A&P's Executive Management Compensation Strategy Table"on page 12.

With the Company's renewed focus on strengthening the operational capabilities of its core business in the regions where it enjoys significant presence and market position, the Compensation Committee was keen to ensure that management's activities, performance and rewards correspond to the overall goals of the new Company. This became a primary focus, and a strong message, of the redesign effort.

A central underpinning of the Company's compensation philosophy is to pay competitively. To give current expression to this notion, we revised the definition of our competitive market for executive talent through a review of our key business talent needs. This set of peer companies include regional retail grocers, wholesalers, drug retailers and select consumer product groups. The Independent Consultant performed a competitive compensation benchmarking analysis and reviewed the annual and long-term incentive plans of these peers.

On the strength of this analysis, we decided to implement a number of changes in areas such as compensation opportunity levels, the allocation of performance-based pay between annual and long-term/equity-based incentives and the performance metrics of the annual and long-term/equity-based incentive plans. These changes were a necessary and appropriate response to the significant changes experienced by the business and the aggressive strategic operating initiatives the Company had established for itself.

The Compensation Committee, in a collaborative effort with management and the Independent Consultant, allocated significant time and resources to ensure that the annual and long-term incentive metrics would serve as performance milestones upon which executive compensation would be based while at the same time comporting with shareholder expectations. The Compensation Committee's fundamental aim, here, is to ensure that the new performance metrics are defined by performance targets and ranges that will provide appropriate and competitive compensation when key performance targets are achieved. In other words, we worked to ensure that the Company utilizes a "pay for performance" program of executive compensation.

The Compensation Committee will annually review the compensation programs, analyze the competitive market and modify compensation programs to ensure that executives continue to be rewarded upon successfully meeting the current and future needs of the business, and, then, only in a manner that is consistent with the Company's relevant peer groups and competitive practices.

Following the sale of A&P Canada in mid-year 2005 and the Company's ensuing adoption of an aggressively forward-looking operating strategy, the Compensation Committee (in consultation with management) elected to increase the expected levels of performance for the remainder of the year. Despite the more aggressive targets, the year concluded with higher than expected top line revenue growth and reduced bottom line operating losses. The action of the Compensation Committee demonstrates our commitment to careful oversight of executive compensation and its expectation that the stockholders should expect to pay for the performance of its executives and not subsidize windfalls.

Compensation actions will be guided by the principles of the A&P compensation strategy, which are outlined in the following table.

A&P'S EXECUTIVE MANAGEMENT COMPENSATION STRATEGY TABLE

ELEMENT           STRATEGY
--------------------------------------------------------------------------------------------------------------------
GUIDING           o      Compensation must be structured to attract, retain and motivate executive management
PRINCIPLES               who will build shareholder value
                  o      Management will be held accountable for overall company performance, and particularly for profitability and shareholder value creation
                  o      Management should be paid as a team based on overall corporate performance, with some differentiation for individual performance
--------------------------------------------------------------------------------------------------------------------
EXECUTIVE LABOR   o      A&P should benchmark itself against regional retail grocers, discounters/wholesalers,
MARKET                   drug retailers, and select consumer products firms
--------------------------------------------------------------------------------------------------------------------
PAY POSITIONING   o      BASE SALARIES should be positioned at the median of our labor market
                  o      TOTAL CASH COMPENSATION (base salary plus bonus) should be targeted at the median of our labor market for target performance with significant upside and downside potential linked to performance results
                         o When performance exceeds target, bonus should exceed target such that actual total cash compensation can reach the 75th percentile or greater
                         o When performance is at or below threshold, there should be the possibility of low or no bonus, potentially resulting in total compensation levels below the 25th percentile
                         o Total direct compensation (total cash compensation plus long-term incentives) should be targeted at the median for expected performance
                         o Executives should have significant upside potential so that if the company produces sustained, long-term shareholder value, the executives' equity incentives produce significant gains
                         o Long-term incentives should balance rewarding executives for internal financial performance with returns to shareholders
--------------------------------------------------------------------------------------------------------------------
PERFORMANCE       o      ANNUAL INCENTIVE PLAN: Incentive metrics will vary from year to year based on business
LINKAGE                  conditions.  Generally incentive plan measures will focus on financial operating metrics but may also include non-financial measures (e.g., customer satisfaction) that are indicative of future performance.  For fiscal year 2006 the annual incentive plan measures are Sales, Operating Income and Individual Performance against objectives
                  o      LONG-TERM INCENTIVE PLAN: Incentive plan metrics will be a combination of share price performance and long-term (typically 3 years) financial performance targets.  For fiscal year 2006 the long-term incentive plan measures are Return on Invested Capital and
                         Operating Income targets.
--------------------------------------------------------------------------------------------------------------------
PAY MIX AND GRANT o      A significant portion of our executive management team's total direct compensation
PRACTICE                 comes in the form of annual and long-term performance based incentive pay
                         o The average portion in performance-based pay is almost 70%
                         o The average ratio of long-term incentive to annual incentive exceeds 2:1
                  o      A&P delivers a significant portion of total direct compensation through performance-
                         and time-based vesting equity in order to reward executives for growth of business, long-term value creation, and retention; this is also consistent with competitive market practice and creates significant alignment with shareholder interests

COMPONENTS AND OBJECTIVES OF THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM
The Company's Executive Compensation Program consists of 5 elements (Base Salary, Annual Incentives, Long-Term Incentives, Certain Other Benefits, and Perquisites). Total direct compensation, and its components, base salary, annual incentives and long-term incentives, are reviewed annually by the Compensation Committee. For fiscal year 2005 details, please refer to the Summary Compensation Table on page 17.

BASE SALARY
Role / Objective:

Base salary is fixed compensation; it is base pay in an amount commensurate with the knowledge, skills and abilities that are required to perform the duties of the position

Comments:
o Our current and long-term goal is to set salaries such that they are competitive within a range of the Company's labor market - targeting the 50th percentile. Individual pay may be above or below this company target, to reflect the incumbent's level of experience and performance, and to be appropriately positioned relative to other comparable jobs within the company and its peer group

o Based on changes to the management team in 2005 and based on the results of the Independent Consultant's benchmarking analysis, certain executives' base salaries were deemed to be substantially below the target market pay positioning for that job. The committee reviewed individuals using the above criteria to determine where base salaries should be relative to the target market median and subsequently increased base salaries of selected executives.

ANNUAL INCENTIVES
Role / Objectives:
Annual Incentives are defined as variable cash compensation paid based on achieving certain operating and individual performance goals measured over one fiscal year. Performance measures and their weightings may change yearly based on current business priorities necessary to achieve long-term objectives. Target awards are calibrated to provide competitive median total cash compensation (base salary and annual incentives) when target company performance is achieved.

Comments:
o For the 2005 fiscal year, the annual incentive plan performance metrics were Sales (25% weight), Operating Income (25% weight), Operating Cash Flow (25% weight) and Individual Performance against objectives (25% weight). These measures were key indicators of whether or not the Company has been effectively executing its business strategy.

o The metric, thresholds and maximum targets allow for significant variability in payout based on performance. Ranges were validated through internal historical data and external historical industry specific performance trends. We consider the variability of payouts to be fundamental to the "incentive" nature of this compensation. In the event the minimum threshold targets are not met, the Company may not issue Incentive payments. Conversely, when performance warrants, the Company will pay Incentives such that total cash compensation may meet or exceed competitive 75th percentile levels if performance significantly exceeds target levels. In this way, shareholder interests are protected.

LONG-TERM INCENTIVES
Role / Objectives:
o Long Term Incentives represent variable compensation delivered primarily through shares (e.g., restricted share units) granted on the basis of corporate operating performance and stock options whose value is contingent on share price appreciation. The use of equity as a third compensation vehicle allows the Company to attract and retain talented executives while at the same time aligning rewards with both long-term operating performance and share price performance.

Comments:
o In 2005, only performance-based restricted share units were used. Return to profitability comprised the metrics used to determine vesting. Return to profitability will be met if a net profit is achieved for total fiscal year 2006 or 2007. For the purpose of complete vesting, net profitability must be sustained through fiscal year 2008. For this purpose, net profit is defined as positive Net Income, excluding extraordinary income or loss not associated with on-going business operations. For further detail please refer to the performance share table set forth on page 20.

CERTAIN OTHER BENEFITS
Role / Objectives:
o The Company seeks to provide comprehensive/competitive benefit plans for its executives that are part of the overall compensation of key executives and that help with the attraction and retention of those key executives. Secondly, the dual pronged retirement benefits are viewed as very competitive in the market.

Comments:
o    Medical, Dental, Life and Long Term Disability Plans
          o Medical, including prescription and vision, and dental benefits are provided under the Executive Medical Program. This program provides 100% coverage for the Executive Management Team and their dependents. Life insurance equal to two times base salary up to a maximum of one million dollars is provided. In addition, long term disability coverage at sixty percent of base salary without any maximum is included. Separately an annual comprehensive health examination is offered to vice presidents and above, which includes all testing and laboratory charges.

o    Retirement, Savings, and other Supplemental Retirement Plans
         o Benefits under the A&P Retirement Plan are calculated at four percent of annual eligible compensation up to the maximum recognizable compensation limit, as defined by the IRS. The Supplemental Retirement and Benefit Restoration Plan provides employees who have annual earnings above the Tax Code limit with a benefit on the excess earnings comparable to the benefits they receive under the Company's qualified plan. This plan is designed to provide the same relative benefits under the qualified plan as if the cap were not in place. The benefits are calculated at four percent of the eligible compensation in excess of the IRS limit. The Company 401(k) Savings Plan includes a match of $.50 on every $1.00 for the first six percent deferred. In addition to the three plans mentioned above the Company offers a Supplemental Executive Retirement Plan (SERP). The SERP plan benefits are intended to supplement other sources of retirement income. The targeted benefit is three percent of annual base for each year of service, up to a maximum of twenty years or sixty percent benefit.

o    Deferred Compensation Plan
         o The purpose of the Plan is to provide to certain employees of the Company the opportunity to defer a portion of their payments under the Company's compensation programs.

PERQUISITES
Role / Objectives:

An item is a perquisite when it confers a direct or indirect benefit that has a personal aspect, unless it is generally available on a non-discriminatory basis to all associates.

         o The Company provides competitive levels of perquisites such as auto program, living expenses, etc., to counter any potential competitive advantage of our direct peers

Comments:

         o Consistent with our pay for performance philosophy we believe the role of these programs meet levels consistent in our direct peer market

         o A summary and value of the aforementioned benefits are provided in the "Fiscal 2005 Other Compensation Table" on page 18.

OWNERSHIP COMMITMENTS
In fiscal year 2005, the Company has implemented share ownership guidelines associated with the Turnaround Incentive Plan (TIP) as a means to further align management with shareholders. We believe executives should always have a significant portion of their wealth subject to the same variations that our shareholders do. This provides the continuous link from executives' actions to the concern for our investors. The guidelines are stated as a percent of salary. The CEO must hold shares or share equivalent units equal to 3 times his salary, the CEO's direct reports must hold shares equal to 2 times their base salary, and the next reporting level must hold shares equal to 1 times their salaries. The Committee has placed a five year timeframe for meeting these targets.

CHIEF EXECUTIVE OFFICER COMPENSATION
Total compensation for the Company's CEO is structured in accordance with the five components of executive compensation described above. As with other executives, the compensation program for the CEO is designed to be competitive with the market data and directly linked to company performance, with a focus on sustained long-term shareholder value creation.

In 2005, the Compensation Committee approved a performance-based incentive payout to the Company CEO in the amount of $900,000 and, upon his commencement of employment in the United States, a sign-on bonus in the amount of $800,000. This compensation was attributed to the Company CEO's performance in successfully managing the A&P Canada business, for as a result of which the Company was able to realize significant value upon its divestiture, as well as his promotion to the CEO position for the Company in the United States. The foregoing compensation also reflects the improvement in the Company's performance in 2005 during the Company CEO's tenure of leadership, as well as compensation for the Company CEO's waiver of certain employment contract provisions upon leaving A&P Canada.

In 2005 the Committee granted Mr. Claus 150,000 units under the 2005 TIP plan.

COMPENSATION FOR THE EXECUTIVE CHAIRMAN OF THE BOARD
The compensation for the Company's ECOB is consistent with that of the other top executives for whom the Compensation Committee is responsible, the components of which are listed above. The program for the Company ECOB is designed to be competitive with the market data for this role, and directly linked to company performance, with a focus on sustained long-term shareholder value creation.

Based on 2005 fiscal year results and, specifically, the improved results under his time as Company ECOB, the Governance Committee (with input from the Compensation Committee) approved an Incentive payout for performance of $1,112,381 while approving a modest increase in the Company ECOB's Base Salary to $775,000 from $752,000 (the first such increase since October of 2001). This compensation was also predicated on the encouraging results of the Company's ongoing turnaround efforts under the Company ECOB's leadership, as well as his promotion to the ECOB position from that of Company CEO in fiscal year 2005. His new role permits the Company ECOB to focus exclusively on the long-range strategic leadership of the Company. This compensation also reflected the substantial value realized by the Company upon the sale of A&P Canada to Metro, Inc., which was in significant part attributed to the Company ECOB's efforts and management.

In 2005 the Committee granted the Company ECOB 175,000 units under the 2005 TIP plan.

INCOME TAX CONSEQUENCES

Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company CEO and the four (4) other most highly compensated executives at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance-based compensation meeting certain requirements. The Company's 1994 Stock Option Plan and the 1998 Long Term Incentive and Share Award Plan have been tailored to comply with the provisions of Section 162(m) so that amounts received upon the exercise of options and thereunder should be exempt from Section 162(m) limitations.

As a matter of practice, the Compensation Committee and with respect to the Company ECOB, the Governance Committee, intends to set performance-based goals annually under the Company's variable compensation plans and to deduct compensation paid under these plans to the extent consistent with the provisions of Section 162(m). However, if complying with Section 162(m) conflicts with what the Compensation Committee or the Governance Committee, as applicable, believes is in the best interest of the Company and its stockholders, the applicable Committee may conclude that paying non-deductible compensation is more consistent with the stockholders' best interests.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee or the Governance Committee indicated below has ever been an officer or employee of the Company or any of its subsidiaries.



             COMPENSATION COMMITTEE            GOVERNANCE COMMITTEE

             Bobbie Gaunt, Chair               Richard Nolan, Chair
             John Barline                      Bobbie Gaunt
             Ed Lewis                          Dan Kourkoumelis
                                               Ed Lewis
                                               Maureen Tart-Bezer

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following tables sets forth certain information concerning the compensation paid by the Company and its subsidiaries for services rendered in all capacities during each of the last three (3) fiscal years to or for the account of the Chief Executive Officer of the Company (the "CEO"), and the six (6) other most highly compensated officers of the Company who served as executive officers of the Company during the fiscal year ended February 25, 2006, (collectively, the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE (1)

                                                                        ANNUAL COMPENSATION
                                                            -------------------------------------------
                                                                                                           SECURITIES    ALL OTHER
                                            TOTAL                                         OTHER ANNUAL      UNDERLYING    COMPEN-
 PRINCIPAL POSITION                     COMPENSATION        SALARY           BONUS       COMPENSATION       OPTIONS      SATION($)
 DURING FISCAL YEAR            YEAR       ($)(2)            ($)(3)          ($)(4)         ($)(5)             (#)           (4)
 ------------------            ----       ------            ------          ------         ------             ---           ---
 Christian W. E. Haub         2005         2,029,721           752,000      1,112,382           113,331             -      52,008
    Executive Chairman        2004         1,676,797           752,000        768,550           156,247             -           -
    of the Board              2003         1,218,818           766,462        413,600            38,756             -           -

 Eric Claus                   2005         2,294,125           483,446      1,700,000           144,715             -      10,722
    President and             2004         CN979,666         CN500,000      CN455,875          CN23,791             -           -
    Chief Executive Officer   2003         CN751,768         CN509,615      CN240,000           CN2,153        50,000           -

 Mitchell Goldstein ((7))     2005         1,017,751           310,577        212,435             8,379             -     486,360
                              2004           835,110           364,519        435,000            35,591             -           -
                              2003           587,282           346,538        219,120            21,624        50,000           -

 John E. Metzger              2005           869,960           343,846        460,725            28,523             -      36,866
   Executive Vice President   2004           758,548           305,000        373,625            79,923             -           -
                              2003           519,752           310,865        188,490            20,397        50,000           -

 Brian Piwek ((7))            2005           888,161           250,000        149,423             7,352             -     481,386
                              2004         1,015,660           500,000        455,875            59,785             -           -
                              2003           991,231           509,615        450,000            31,616        50,000           -

 Stephen Slade                2005           648,971           338,077        283,985            10,178             -      16,731
   Senior Vice President,     2004           446,774           271,635         47,578           127,561             -           -
   Merchandising              2003             4,807             4,807              -                 -             -           -

 Paul Wiseman                 2005           736,384           262,507        410,048            55,283             -       8,546
   Senior Vice President,     2004         CN258,742         CN146,845      CN107,775           CN4,122             -           -
   Store Operations           2003                 -                 -              -                 -             -           -

-----------------
(1) Executive Compensation is reported in American dollars or otherwise noted. In Fiscal 2005 and Fiscal 2004 there were fifty-two (52) weeks of Salary and in Fiscal 2003 there were fifty-three (53) weeks of Salary.
(2) This reflects the sum of Salary, Bonus, Annual and All Other Compensation columns.
(3) In the case of Mr. Haub, he also received compensation as a director on the board of Metro, Inc., which is more fully disclosed in the Board of Director Compensation section infra.
(4) The bonus total paid in Fiscal 2005 includes a sign-on bonus for Mr. Claus ($800,000) and for Mr. Wiseman ($101,253), and a final bonus payment under the Evergreen Project (IT initiative) for Mr. Metzger ($92,925). Long Term Incentive Plan ("LTIP") grants are reported in the LTIP table, infra.
(5)   Detailed in the Other Compensation Detail Table, infra.
(6) In addition to the amounts detailed in the Other Compensation Detail Table, infra, the amounts reported in this column include: a severance payment for Mr. Piwek ($449,479), and for Mr. Goldstein a severance payment ($159,932), the imputed value of his car ($47,189) and a lump sum incentive payment ($250,000).
(7) Mr. Goldstein served as Executive Vice President & Chief Financial Officer until he separated from employment on November 4, 2005. Mr. Piwek served as President and Chief Operating Officer until he separated from employment on July 31, 2005.

                   FISCAL 2005 OTHER COMPENSATION DETAIL TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                    Supp.                                   MERP                                     Deferred
                    4% Retire-    Retirement      401K         Life      (Executive       Auto        Relocation      Compen-
       Name          ment Plan   Restoration    Company     Insurance      Medical       Program       or Living      sation
                        (2)       Plan(1)(2)    Match(2)       (2)        Plan) (2)        (3)         Expense(3)    Interest(3)
---------------------------------------------------------------------------------------------------------------------------------
Christian Haub            $8,200      $21,680       $6,907       $2,646      $12,575      $89,556(2)            -      $23,775
---------------------------------------------------------------------------------------------------------------------------------
Eric Claus                     -            -            -       $3,387       $7,335          $6,748      $93,209            -
---------------------------------------------------------------------------------------------------------------------------------
Mitchell Goldstein        $8,200            -       $6,215       $2,249      $12,575          $8,379            -            -
---------------------------------------------------------------------------------------------------------------------------------
John Metzger              $8,200       $4,623       $6,788       $2,755      $14,500         $12,460       $6,904       $9,159
---------------------------------------------------------------------------------------------------------------------------------
Brian Piwek               $8,200            -       $5,846       $5,286      $12,575          $7,352            -            -
---------------------------------------------------------------------------------------------------------------------------------
Stephen Slade                  -       $4,815       $5,967       $1,754       $4,195         $10,178            -            -
---------------------------------------------------------------------------------------------------------------------------------
Paul Wiseman                   -            -         $478       $1,781       $6,287          $7,515      $47,768            -
---------------------------------------------------------------------------------------------------------------------------------

(1) For an explanation of the Plan see the Report of the Compensation and Governance Committees, supra.
(2) These amounts, along with footnote (6) to the Summary Compensation Table, comprise the detail to the "All Other Compensation" column in the Summary Compensation Table.
(3) Provides the detail for the "Other Annual Compensation" column in the Summary Compensation Table. In the case of Mr. Claus, the amount includes $44,761 in tax assistance. The auto allowance for Mr. Haub includes the equivalent of a full time driver's salary and benefits.


EMPLOYMENT AND TERMINATION AGREEMENTS

The Company is a party to employment agreements with each of Mr. Claus, Mr. Metzger, Mr. Wiseman and Mr. Slade (the "Employment Agreements"). The Employment Agreements for Mr. Metzger, Mr. Wiseman and Mr. Slade provide for the continued employment of such executives for a rolling eighteen (18) month term commencing November 14, 2002 for Mr. Metzger, April 1, 2007 for Mr. Wiseman, and May 15, 2006 for Mr. Slade. Mr. Claus' employment period commences on August 15, 2005, ends on August 14, 2008, and will automatically be extended for additional 12-month periods unless either party elects not to extend. The Employment Agreements also provide for participation in Company benefit programs (including bonus programs) and services, facilities and perquisites appropriate to their positions, including without limitation, the Executive Medical Plan.

Following termination other than for Cause or resignation for Good Reason and in the absence of a Change of Control (as such terms are defined in the Employment Agreements), Mr. Claus, Mr. Metzger, Mr. Wiseman and Mr. Slade are entitled to receive (i) a pro rata bonus for the year of termination, (ii) continued insurance coverage for a period of twenty-four (24) months, for Mr. Claus, and for a period of eighteen (18) months, for Mr. Metzger, Mr. Wiseman and Mr. Slade and (iii) equal monthly payments of one-twelfth of annual base salary plus average bonus for a period of twenty-four (24) months, for Mr. Claus, and for a period of eighteen (18) months, for Mr. Metzger, Mr. Wiseman and Mr. Slade. Mr. Claus will also receive the foregoing benefits if the employment period terminates by reason of non-extension by the Company. If Mr. Claus is terminated for Performance (as defined in the Employment Agreements), he will receive continued insurance coverage and equal monthly payments of one-twelfth of annual base salary for a period of twelve (12) months.

In the event of a Change of Control (as defined in the Employment Agreements), in addition to certain other amounts, the Company shall pay in a lump sum within forty-five (45) days after a resulting termination to the applicable executive, as a severance benefit, an amount equal to three (3) times the sum of (i) the executive's final base salary, and (ii) the average of the applicable executive's three (3) highest bonuses in the (5) calendar or fiscal years preceding the termination. The Company shall also pay to the executive, on or about the date on which bonuses for the applicable year are paid to executives of the Company, a pro-rata bonus for the year in which the termination occurred. Additionally, the insurance continuation is extended to three (3) years. These provisions apply to terminations without Cause or resignations for Good Reason, and in the case of Mr. Claus a termination due to non-extension of the employment period by the Company, occurring within thirteen (13) months following a Change of Control and for any reason during the thirty (30) days beginning on the first anniversary of a Change of Control. The Employment Agreements also provide for gross-up payments to the executive in the event that any payment or distribution made, or benefit provided, to or for the benefit of the Employee is subject to an excise tax.

Mr. Goldstein and Mr. Piwek separated from the Company in 2005 and pursuant to their Employment Agreements are receiving or have received (i) a pro rata bonus for the year of termination, (ii) continued insurance coverage for a period of twenty-four (24) months, for Mr. Piwek, and for a period of eighteen (18) months, for Mr. Goldstein, and (iii) equal monthly payments of one-twelfth of annual base salary plus average bonus for a period of twenty-four (24) months, for Mr. Piwek, and for a period of eighteen (18) months, for Mr. Goldstein. In addition, pursuant to an amendment to Mr. Piwek's Employment Agreement dated February 4, 2005, (i) all outstanding stock options were vested upon his separation date and are exercisable for one (1) year from that date, and (ii) he was immediately vested in SERP benefits at the ten (10) year benefit level. In addition, pursuant to an agreement dated September 6, 2005, Mr. Goldstein received a lump sum incentive payment in the gross amount of $250,000 and is receiving, or has received, (i) equal monthly payments of one-twelfth of annual base salary plus average bonus and continued insurance coverage for an additional six (6) months, (ii) his Company car, (iii) outplacement assistance, and (iv) immediate vesting of all unvested stock options as of his separation date (and he has one (1) year from his separation date to exercise all vested options).

OPTION TABLE

The following table provides the aggregated options/exercises and fiscal year-end values of the options held by the Named Executive Officers. The Company did not grant stock options to the Named Executive Officers during Fiscal 2005.

     AGGREGATED OPTIONS/EXERCISES IN LAST FISCALYEAR AND FY-END OPTION VALUE

                                                                     NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                      UNDERLYING OPTIONS               IN-THE MONEY OPTIONS
                                 SHARES ACQUIRED      VALUE              AT FY-END(1)                      AT FY-END(1)
               NAME                ON EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
               ----                -----------       --------     -----------     -------------      -----------    -------------
                                       (#)             ($)            (#)             (#)                ($)            ($)
Christian W. E. Haub......                -                -        457,500                -          5,324,894             -
Eric Claus ...............           99,667        1,023,603              -                -                  -             -
Mitchell Goldstein .......          102,278        1,796,175         45,000                -            189,450             -
John E. Metzger ..........           30,000          478,200         97,583           10,417          1,872,794       289,488
Brian Piwek ..............          224,780        3,930,357         50,000                -             38,250             -
Stephen Slade ............            3,750           60,053          3,750            7,500             92,513       185,025
Paul Wiseman .............            4,000           85,464              -                -                  -             -

-----------------
(1) Values based on the closing price of the Common Stock on February 24, 2006 of $32.39 for the number of securities on that date and, hence, do not reflect anti-dilution adjustments made in April 2006.





             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                       PERFORMANCE              ESTIMATED FUTURE PAYOUTS UNDER
                                      NUMBER            OR OTHER                  NON-STOCK PRICE-BASED PLANS
                                     OF UNITS          PERIOD UNIT        ------------------------------------------------
                                     OR OTHER          MATURATION            THRESHOLD        TARGET (# OF       MAXIMUM
              NAME                 RIGHTS (#)(1)       OR PAYOUT(2)       (# OF RSUs)(2)        RSUs)(2)       (# RSUs)(2)
              ----                 -------------       ------------       --------------        --------       -----------
   Christian W. E. Haub              175,000            2-3 years           58,333          175,000         175,000
   Eric Claus                        150,000            2-3 years           50,000          150,000         150,000
   Mitchell Goldstein (3)            100,000            2-3 years           33,333          100,000         100,000
   John Metzger                       70,000            2-3 years           23,333           70,000          70,000
   Brian Piwek (3)                   125,000            2-3 years           41,666          125,000         125,000
   Stephen Slade                      75,000            2-3 years           25,000           75,000          75,000
   Paul Wiseman                       70,000            2-3 years           23,333           70,000          70,000

-----------------

(1) Reflects amounts as of Fiscal Year end and does not reflect anti-dilution adjustments made in April 2006.
(2) A payout in stock of 1/3 the Restricted Stock Units ("RSU's") could be achieved by the end of Fiscal Year 2006, and 1/3 could be earned for each year thereafter. If nothing is earned by the end of Fiscal Year 2006, but the net profitability is achieved during Fiscal Year 2007, then 50% would be earned in respect of that year, and if net profitability is sustained, the remaining half would vest following Fiscal Year 2008.
(3) These awards were forfeited upon their termination during fiscal 2005.

                               PENSION PLAN TABLE

                                                      YEARS OF SERVICE
                                                      ----------------
                                                   10                  15          20 OR GREATER
                                                   --                  ---         -------------
                    Remuneration
                     $450,000.............      $135,000             $202,500        $ 270,000
                      500,000.............       150,000              225,000          300,000
                      550,000.............       165,000              247,500          330,000
                      600,000.............       180,000              270,000          360,000
                      650,000.............       195,000              292,500          390,000
                      700,000.............       210,000              315,000          420,000

The table above indicates the amount of annual benefit payable to a person at age 65 in the specified final average remuneration and years-of-service classifications under SERP, except that such benefits do not reflect the requisite reduction for any applicable Social Security, or other Company retirement benefits. SERP is an unfunded defined benefit final average pay plan that, at fiscal year end, among the Named Executive Officers, covers Mr. Claus and Mr. Piwek. In April 2006, the Board of Directors approved eligibility to participate effective June 1, 2006 for Mr. Metzger, Mr. Slade and Mr. Wiseman.

The compensation covered by SERP is base salary, the "Annual Salary" reflected in the Summary Compensation Table, computed as an average of such base salary over the highest compensated five (5) years of employment during the last ten
(10) years. The benefit is computed at the rate of 3% for up to twenty (20) years of service with a maximum benefit of up to 60% of such average base salary. Estimated credited years of service at retirement for Mr. Claus, 19 years; Mr. Metzger, 20 years; Mr. Piwek, 10 years; Mr. Slade, 13 years, and Mr. Wiseman, 22 years.

                                PERFORMANCE GRAPH


The following performance graph compares the five-year cumulative total stockholder return (assuming reinvestment of dividends) of the Company's Common Stock to the Standard & Poor's 500 Index and the Company's Peer Group which consists of the Company, Albertson's, Inc., The Kroger Co. and Safeway, Inc. The performance graph assumes $100 is invested in the Company's Common Stock, the Standard & Poor's 500 Index and the Company's Peer Group on February 25, 2000, and that dividends paid during the period were reinvested to purchase additional shares.


                                 [LINE GRAPHIC]




              (Company fiscal year ends--last Saturday in February)
   ----------------------------------------------------------------------------

     FISCAL YEAR ENDING         S&P 500            A&P        PEER GROUP
   ----------------------------------------------------------------------------
                                   $                $             $
          02/23/01                100              100           100
          02/22/02                 89              264           133
          02/21/03                 70               50            55
          02/27/04                 95               77            74
          02/25/05                100              112            77
          02/24/06                107              315           137
   ----------------------------------------------------------------------------

                            AUDIT & FINANCE COMMITTEE


REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix B, to this Proxy Statement. The Audit & Finance Committee recommends to the Board of Directors the selection of the Company's independent auditors.

Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to express an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit & Finance Committee's responsibility is to monitor and oversee these processes on behalf of the Board.

In performance of its oversight function, the Audit & Finance Committee has reviewed and discussed the Company's audited financial statements for Fiscal 2005 and the performance and fees of PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditors, with management. The Audit & Finance Committee has also met and discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented, relating to the conduct of the audit. The Audit & Finance Committee has received the written disclosures and the letter from PwC required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit & Finance Committee), as may be modified or supplemented, and has discussed with PwC, its independence. Lastly, the Audit & Finance Committee has met with the internal auditors to assure that PwC, management and the internal auditors were carrying out their respective responsibilities. Both PwC and the internal auditors have full access to the Audit & Finance Committee, including regular meetings without management present. Based on the review of the audited financial statements and the discussions and review with the independent public accountants mentioned above, the Audit & Finance Committee recommended to the Board that the audited financial statements for Fiscal 2005 be included in the Company's Annual Report on Form 10-K for Fiscal 2005.

                                            AUDIT & FINANCE COMMITTEE

                                            Maureen Tart-Bezer, Chair
                                            Bobbie Gaunt
                                            Dan Kourkoumelis
                                            Edward Lewis

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the Audit & Finance Committee's recommendation reappoints PwC, independent auditors, as the Company's independent auditors for Fiscal 2006. One or more representative(s) of PwC will be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to questions.


FEES AND SERVICES

The following table presents aggregate fees billed to the Company by PwC for professional services rendered for Fiscal 2005 and Fiscal 2004.

                                                                    2005                  2004
                                                                    ----                  ----

Audit Fees (1)                                                  $2,335,000            $3,279,000

Audit-Related Fees (2)                                             390,591             1,705,962

Tax Fees (3)                                                       807,165                49,574

Other (4)                                                           62,000               348,099
                                                              ---------------        --------------

     PwC Total Fees                                             $3,594,756            $5,382,635
                                                              ===============       ===============

-----------------
(1) Audit Fees represent fees for professional services provided in connection with the audit of the Company's consolidated annual financial statements and review of the quarterly financial statements and internal controls over financial reporting, and audit services in connection with statutory or regulatory filings, consents or other SEC matters.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." In Fiscal 2005, this category consisted of fees associated with the audit of employee benefit plans and the sale of the Canadian operations. In Fiscal 2004, this category consisted primarily of fees associated with the Fiscal 2001 re-audit and the audit of employee benefit plans.

(3) Tax Fees consist of fees billed for professional services rendered for tax consulting services. In Fiscal 2005, this category consisted primarily of fees associated with the sale of the Canadian operations.

(4) Other Fees consist of fees for products and services other than those reported above. In Fiscal 2005, Other Fees consisted primarily of services relating to certain real estate transactions. In Fiscal 2004, Other Fees consisted of services related to our Canadian Food Basics litigation as well as review of accounting for certain real estate transactions.

PRE-APPROVAL PROCESS AND POLICY

Our Audit & Finance Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Our Audit & Finance Committee pre-approved all such audit and non-audit services provided by the independent auditors in Fiscal 2005 and 2004. These services have included audit services, audit-related services, tax services and other services.

RELATIONSHIP WITH INDEPENDENT AUDITORS

As part of its duties, the Audit & Finance Committee also considered and determined that the provision of services, other than audit services, during Fiscal 2005 and 2004 by PwC is compatible with maintaining the independence of PwC.

ITEM 2 - AMENDMENT TO THE COMPANY'S 2004 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

         The 2004 Non-Employee Director Compensation Plan (the "Plan") was approved by the stockholders, and became effective on July 14, 2004. The Plan provides for the payment of a portion of each non-employee director's fees in cash and a portion in shares of Common Stock. The Plan also permits deferral of all or any portion of the participating director's Cash and Equity Compensation (as those terms are hereinafter defined). Lastly the Plan established a requirement that each director hold $150,000 of Common Stock within a reasonable amount of time after becoming a director. At a meeting of the Compensation Committee in October 2005 a separate annual cash retainer for the Lead Director of $120,000 was approved, and an additional retainer fee for the Chair of each Committee other than the Executive Committee was increased to $8,000, except $10,000 for the Chair of the Audit Committee (now the Audit & Finance Committee).

         On April 19, 2006 the Board confirmed the foregoing cash compensation increases and, subject to approval of the Stockholders at the Annual Meeting, increased the annual equity award, provided that amounts deferred to the Deferred Stock Unit ("DSU") account be credited at 125% of the amount of cash so deferred, specified that a non-employee director who at the Company's request sits on the board of directors of a Company affiliate may retain any director compensation paid by such affiliate, and adopted technical amendments to confirm compliance with Section 409A of the Internal Revenue Code (the "Amendment"). Pursuant to the equity amendment the Company will make an annual award to each non-employee director of a number of shares of Common Stock equal to $90,000, divided by the closing price of its Common Stock on the NYSE, as reported in the Wall Street Journal on the date of grant, namely the first business day after the applicable Annual Meeting of Stockholders; provided, however, the grant in 2006 will be equivalent to $135,000. The following is the resolution to be presented for a vote of the stockholders at the Annual Meeting:

               "RESOLVED that the adoption by the Board of Directors of the 2004 Non-Employee Director Compensation Plan, as amended, effective July 13, 2006 and attached hereto as Appendix C, is hereby approved, ratified and confirmed."

         The Board and management believe that stock ownership further aligns the interests of non-employee directors with the Company's stockholders, thereby promoting long-term profitability and growth of the Company. The Board, therefore, recommends that the stockholders vote "FOR" the Plan, as amended by the Amendment. The affirmative vote of a majority of the shares voting on this resolution is required for its adoption.

         A summary of the principal features of the Plan, as amended by the Amendment, is provided below and is qualified in its entirety by reference to the actual Plan, a copy of which is included as Appendix C.

         ELIGIBILITY. All non-employee directors of the Company, of which there are currently eight, may participate in the Plan.

         PLAN YEAR. The Plan year shall be defined as each twelve month period beginning with the date of the Annual Meeting of Stockholders and ending the day prior to the following Annual Meeting of Stockholders.

         ADMINISTRATION/DURATION. The Plan shall be administered by the Compensation Committee of the Board. It shall remain in effect until terminated by the Board.

         DESCRIPTION OF BENEFITS UNDER THE PLAN. The Company shall pay each non-employee director an annual retainer of $32,000 and an additional annual retainer of $120,000 to the Lead Director, plus attendance fees of $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two (2) or more compensable meetings are held on the same day, the fee for the second meeting is limited to $500. Except for the Executive Committee Chair, the Company pays an additional annual retainer to the Chair of each Committee, namely the Compensation and Governance Committees, in an amount of $8,000, and to the Chair of the Audit & Finance Committee an additional $10,000 per year. The foregoing amounts constitute the director's "Cash Compensation."

         In addition, upon approval by the stockholders of the Plan as amended, each eligible director shall receive, on the first business day after each Annual Meeting of Stockholders, that number of shares of Common Stock equal to $90,000 (except $135,000 in 2006) divided by the closing price of the Company's Common Stock on the NYSE, as reported in the Wall Street Journal on the date of grant (the "Equity Compensation").

         Under the amended Plan, a non-employee director sitting on the board of directors of a Company affiliate may retain any director compensation paid to such director by such affiliate.

         Under the amended Plan, each director may elect prior to the last day of the calendar year, to defer receipt of all or a percentage of his or her Cash Compensation and/or Equity Compensation for the subsequent Plan Year. Any deferral election shall specify (a) the percentage of the total Cash Compensation (retainers and fees) and/or, (b) the percentage of the annual Equity Compensation that the director wishes to defer.

         The Company shall defer Cash Compensation to an unfunded interest bearing US Treasury bond equivalent account in the amount so deferred, or to a Deferred Stock Unit ("DSU") account in an amount equal to 125% of the amount of cash so deferred, on a monthly basis. The Company shall defer Equity Compensation to a DSU account on the first business day following the Annual Meeting of Stockholders. For both Cash and Equity Compensation deferred to a DSU account, only whole units will be credited; any remaining amounts will be carried in a cash sub-account until the balance therein is sufficient to purchase additional whole units. The Company will credit DSU cash sub-accounts with any dividends paid, but will not pay interest on monies held in any DSU cash sub-account.

         The exact Cash and Equity Compensation that the Company will award to non-employee directors under this Plan is not determinable prior to the completion of the applicable Plan Year. Such amounts will depend on the number of Board and committee meetings held and attended and the value of the Company's Common Stock on the date of the grant. Each non-employee director shall always be fully vested in his or her deferral account. The Company's obligation to pay benefits under the Plan represents an unfunded, unsecured obligation of the Company and no non-employee director will have any secured interest or claim in any assets or property of the Company.

         DISTRIBUTION OF DEFERRED COMPENSATION. As soon as practicable following a director's termination from the Board, other than as a result of death or disability, the Company shall pay all amounts due to such director, in cash and stock as per his or her prior deferrals. In the event that a director's service terminates as a result of death or disability, the director or the director's beneficiary(s), if applicable, may elect to have any balance, on the date of the director's death or disability in the applicable director's U.S. Treasury bond account or DSU account converted to shares of Common Stock or to cash and paid out in a lump sum. In the event of a director's death subsequent to termination of his or her Board service, the director's beneficiary(s) may elect to have any balance in the applicable director's U.S. Treasury bond account or DSU account converted to shares of Common Stock or to cash and paid out in a lump sum.

         AMENDMENT AND TERMINATION. The Board may amend, suspend or terminate the Plan at any time, provided that the Board shall take no action that would alter or impair rights previously granted under the Plan without the consent of the affected non-employee director(s).

         FEDERAL INCOME TAX CONSEQUENCES. The following description of the U.S. federal income tax consequences of payments and/or deferrals under the Plan is a general summary solely intended as information for stockholders.

         A payment under the Plan will constitute compensation taxable as ordinary income to the participant to the extent it is paid in cash or in an immediately available equity based distribution. Generally, the Company will be entitled to a corresponding tax deduction.

         Generally, a participant under the Plan who elects prior to the last day of the calendar year preceding a Plan Year to defer a portion of his or her compensation for that Plan Year shall not be taxed on such deferrals. Amounts distributed to the participant, or his or her beneficiary(s) in the event of death, will be taxable to the recipient as ordinary income in the year of distribution. The Company will generally be entitled to a corresponding tax deduction in the year of distribution.

         THE BOARD HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDED 2004 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN. UNLESS DIRECTED OTHERWISE, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY HAVE INDICATED THEY INTEND TO VOTE FOR THE APPROVAL OF THE AMENDED PLAN.



ITEM 3 - AMENDMENT TO THE 1998 LONG TERM INCENTIVE AND SHARE AWARD PLAN

The Board of Directors at its April 19, 2006 meeting adopted amendments to the 1998 Long Term Incentive and Share Award Plan (the "Award Plan"), subject to approval of the stockholders of the Company (the "Amendment"). These amendments are primarily technical to ensure compliance with relevant laws, notably Section 162(m) of the Internal Revenue Code (or the "Code"), and they provide limitations on the number of shares with respect to which options, SARs or other performance based equity awards may be granted to any eligible person during a calendar year. Compliance with Section 162(m) of the Code enables certain awards under the Award Plan to qualify as performance-based compensation that is exempt from the provision of Section 162(m) disallowing a tax deduction to public companies for annual compensation in excess of $1,000,000 paid to the Company CEO and each of the four (4) other most highly compensated executives at fiscal year end. In order to qualify for the exemption for performance-based compensation, certain features of the Award Plan must be approved by the Company's stockholders. The following is the resolution to be presented for a vote of the stockholders at the Annual Meeting:

               "RESOLVED that the adoption by the Board of Directors of the 1998 Long Term Incentive and Award Plan, as amended, effective July 13, 2006 and attached hereto as Appendix D, is hereby approved, ratified and confirmed."

The Board and management believe that the Award Plan helps attract, retain and motivate employees and promotes long-term growth and profitability by further aligning employee and shareowner interests. The Board, therefore, recommends that the stockholders vote "FOR" the Award Plan, as amended by the Amendment. The affirmative vote of a majority of the shares voting on this resolution is required for its adoption.

A summary of the principal features of the Award Plan, as amended by the Amendment, is provided below and is qualified in its entirety by reference to the actual Award Plan, a copy of which is included as Appendix D.

GENERAL. The Award Plan provides for the grant of Awards in the form of Stock Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award or any combination thereof. The total number of shares of Common Stock available for issuance under the Award Plan is 8,000,000 subject to anti-dilution provisions. Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares including shares acquired by the Company in the open market or in private transactions. If any Awards granted under the Award Plan are forfeited, canceled, terminated, exchanged or surrendered or terminated for any other reason prior to exercise or without a distribution of shares or settled in cash, then the underlying shares of Common Stock again become available for awards.

ADMINISTRATION. The Award Plan is administered by the Compensation Committee of the Board, or such other committee designated by the Board (the "Committee"), which consists of two or more directors, each of whom is a "non-employee director" to the extent applicable under Rule 16b-3 under the Exchange Act. Pursuant to the Amendment, each member must also be an "outside director" to the extent applicable under Section 162(m) of the Internal Revenue Code; provided however, that a failure to qualify as a non-employee director or "outside director" shall not in itself invalidate any Award made under the Award Plan. The Committee may make all decisions and determinations regarding the Award Plan as it may deem necessary or advisable.

Subject to the terms of the Award Plan, the Committee is authorized to, among other things, determine the type(s) of Awards, the number of Shares to which an Award may relate and the terms and conditions of the Awards. Under the Amendment, the Committee's authority to modify outstanding Awards is limited to the extent necessary to avoid causing such an Award from becoming "deferred compensation" under Section 409A of the Internal Revenue Code or failing to meet the requirements prescribed under Section 409A, if the outstanding Award is otherwise "deferred compensation". The Award Plan limits to 500,000 Shares the number of options or SARs that may be granted to a participant during any calendar year, and pursuant to the Amendment, with respect to any other Awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the maximum number of Shares that may be granted to a participant in any calendar year is 750,000 Shares or the equivalent thereof.

ELIGIBILITY. The Committee has the discretion to grant Awards to any employee of the Company, or a subsidiary or an affiliate, including any who is a member of the Board. It is however the Committee's continuing intent that only management employees at or above store manager level are eligible. As of the date of this Proxy Statement, there are approximately 950 eligible participants.

NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE AWARD PLAN. The Award Plan initially had 5,000,000 Shares available for issuance. At the Annual Meeting in July 2005 the stockholders approved an increase of 3,000,000 Shares available for issuance. The Committee may not grant an Award if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Award Plan, exceeds the total number of Shares available for issuance. Shares awarded under the Award Plan may be authorized and unissued shares or treasury shares.

AWARDS, TYPES AND APPLICABLE PROVISIONS. Stock options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The term of an ISO cannot exceed 10 years, and the exercise price of an ISO must be equal or greater than the fair market value of the Common Stock on the effective date of grant.

NSO grants are governed by Section 83 of the Internal Revenue Code of 1986, as amended. Generally, no federal income tax is payable by a participant upon the grant of an NSO. Under current tax law, if a participant exercises an NSO, he or she will be taxed on the difference between the fair market value of the Common Stock on the exercise date and the option exercise price. The Company will be entitled to a corresponding deduction on its income tax return upon the exercise of an NSO.

ISO grants are governed by Section 422 of the Internal Revenue Code of 1986, as amended. Generally no federal income tax is payable by a participant upon the exercise of an ISO (except alternative minimum tax may be payable upon exercise). Under current tax law, the participant will be taxed upon disposition of the stock on the difference between exercise price and the amount received on disposition of the stock. The length of time the participant holds the stock after exercise of an ISO determines whether the income is taxed as capital gains income or part compensation income and part capital gains income. The Company will not be entitled to a corresponding deduction on its income tax return except to the extent the participant recognizes compensation income.

SARs entitle the participant to receive any appreciation in the value of the underlying stock from the Company, either in shares of Common Stock or in cash or a combination of the two, with the Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of a SAR is measured by the difference between the market value of the underlying stock at exercise and the exercise price. SARs may, but need not, be granted in conjunction with options. Upon exercise of a SAR granted in tandem with an option, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. The amount payable upon exercise of a SAR will constitute compensation income to the participant at the time of exercise, and the Company will be entitled to a corresponding deduction.

Restricted Shares and Performance Shares entitle the participant to ownership of shares of the Company's Common Stock subject to any performance conditions or other restrictions including installment or vesting conditions. A participant who receives Restricted Shares or Performance Shares will generally recognize compensation income at the time they vest based on the then fair market value of the shares, unless the participant instead elects to be taxed at the time of the award. The Company will be entitled to a corresponding deduction.

Restricted Share Units and Performance Units entitle the participant to receive either shares of Common Stock or cash or a combination as the Committee shall determine upon attainment of the performance objectives or satisfaction of other restrictions or vesting criteria.

Dividend equivalents and Other Share-Based Awards may be granted to the participant separately or in conjunction with the foregoing provided they are denominated or payable consistent with the purpose of the Award Plan, including unrestricted shares awarded purely as a "bonus" and cash awards as an element of or supplement to any other Award under the Plan.

A participant who receives Restricted Share Units, Performance Units, Dividend Equivalents or other Share-Based Awards will generally recognize compensation income in respect of the amounts payable under the award at the time of payment, and the Company will be entitled to a corresponding deduction.

The foregoing description concerning U.S. federal income tax consequences related to Awards is a general summary and intended solely as information for stockholders, not as tax guidance.

Under the Amendment, if the Committee determines that a Performance Share, Performance Unit or other Award (other than an Option or SAR) should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award must be contingent upon achievement of pre-established goals and other terms as detailed in the Amendment. Further, while performance objectives may vary among participants, under the Amendment, they shall be based upon one or more of the following performance criteria: total stockholder return, earnings, earnings per share, operating income, net income, pro forma net income, return on stockholders' equity, return on invested capital, return on designated assets, net asset value, economic value added, EBITDA, sales, revenues, expenses, operating profit margin, operating cash flow, cash flow per share, and net profit margin.

The benefits to be received or allocated under the Award Plan are not determinable; however, the following Awards are anticipated in Fiscal 2006, subject to stockholder approval of the Amendment, as set forth in the table below.

                                                                               RSUs             STOCK OPTIONS
                                                                               ----             -------------
                                                                             (#) (1)               (#) (2)
              Eric Claus                                                      48,381                25,911
              Christian W. E. Haub                                            31,464                16,851
              John Metzger                                                    18,270                 9,784
              Paul Wiseman                                                    13,026                 6,976
              Stephen Slade                                                   13,702                 7,338
              Executive Officers as a Group                                  166,926                86,430
              Non-Executive Officers & Employee Group                        173,763                     0

-----------------
(1) These RSUs are contingent, among other conditions, upon the Company attaining specified metrics and targets over a three-year period. They will vest, if at all, only if the thresholds are met and the individual is still employed on May 15, 2009.
(2) These stock options will vest in four, equal annual installments.

TERM. The Committee shall determine the term of each Award; provided, however, that in no event shall the term of any ISO exceed a period of ten (10) years from its grant date (or such shorter period as may be applicable under Section 422 of the Code).

TRANSFERABILITY. Unless otherwise expressly indicated by the Committee, Awards are not transferable except by will or the laws of descent and distribution or beneficiary designation and shall be exercisable during the lifetime of the holder only by such holder or his/her guardian or legal representative.

ADJUSTMENTS UPON CORPORATE TRANSACTION. In the event that a dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off combination, repurchase, share exchange, or other similar corporate transaction or event affects the Shares, such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Award holders, the Committee may adjust the aggregate number of shares reserved for issuance under the Award Plan, the number of shares covered by each outstanding award, and the amounts to be paid by Award holders or the Company on any outstanding Award. No such adjustment may increase the aggregate value of any outstanding award.

CHANGE OF CONTROL. In the event of a Change of Control (as defined in the Award
Plan), unless otherwise provided by the Committee at the time of grant, all outstanding Awards pursuant to which a holder may have rights the exercise of which is restricted or limited, shall become fully exercisable, all restrictions or limitations on outstanding Awards shall lapse, and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

AMENDMENT AND TERMINATION. No Awards may be granted under the Award Plan subsequent to July 14, 2008. The Board may terminate the Award Plan at an earlier date, or amend the Award Plan at any time. However, the Company must obtain stockholder approval for any Award Plan amendment to the extent required by applicable legal or regulatory requirements or as required for the Award Plan to satisfy the requirements of 422 of the Code. In addition, the award holder's written consent is required for any amendment or termination of the Award Plan which will adversely affect any previously granted award.


THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF THE AMENDED 1998 LONG TERM INCENTIVE AND SHARE AWARD PLAN. UNLESS DIRECTED OTHERWISE, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY HAVE INDICATED THEY INTEND TO VOTE FOR THE APPROVAL OF THE PLAN.




                               ------------------





                              STOCKHOLDER PROPOSALS

The Company will consider including a stockholder's proposal in the proxy statement and form of proxy for the Annual Meeting of Stockholders for Fiscal 2006 if it receives such proposal at the principal office of the Company no later than January 27, 2007. In order for a proposal submitted outside of Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by April 12, 2007.

OTHER MATTERS

No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the Annual Meeting. However, should any other matters requiring a vote of stockholders arise, including the question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.


By Order of the Board of Directors


ALLAN RICHARDS
Senior Vice President, Human Resources,
Labor Relations, Legal Services & Secretary

Dated: May 25, 2006

EACH PERSON SOLICITED BY THIS PROXY STATEMENT, INCLUDING ANY PERSON WHO ON MAY 19, 2006 IS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK, MAY REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE LAST FISCAL YEAR.

SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS ADDRESS AFORESAID.

                                                                      APPENDIX A

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                               BOARD OF DIRECTORS

                           STANDARDS OF INDEPENDENCE

As required by the Rules of the New York Stock Exchange (the "NYSE"), the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company" or "A&P") shall assess the independence of each director, and affirmatively determine whether such director has a direct or indirect material relationship with the Company (other than in his/her capacity as a director). The Board of Directors shall make and publicly disclose its independence determination for each director when the director is first elected to the Board of Directors and annually thereafter in the Company's Proxy Statement for all nominees for election as directors at the annual stockholder meeting.

The Board of Directors has established the following guidelines to assist it in making independence determinations. When making such determinations, the Board of Directors shall, in addition to applying the standards below, broadly consider all relevant facts and circumstances. When assessing the materiality of a director's relationship with the Company, the Board of Directors shall consider the issue from the standpoint of both the director and the persons or organizations with which the director has an affiliation.

                                    STANDARDS

A. BUSINESS RELATIONSHIPS. In accordance with Section 303A.02 of the NYSE's Listed Company Manual:

         (i) A director who is an employee, or whose immediate family member is an executive officer, of A&P is not "independent" until three (3) years after the end of such employment relationship;

         (ii) A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from A&P, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not "independent" until three (3) years after he/she ceases to receive more than $100,000 per year in such compensation;

         (iii) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, the present or former internal or external auditor of A&P is not "independent" until three (3) years after the end of the affiliation or the employment or auditing relationship;

         (iv) A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of A&P's present executives serve on that company's compensation committee is not "independent" until three (3) years after the end of such service or the employment relationship; and

         (v) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, A&P for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until three (3) years after falling below such threshold.

B. CHARITABLE RELATIONSHIPS. A director is not "independent" if, at the time of the independence determination, (i) the director serves as an officer, director or trustee of a charitable organization, and (ii) A&P's discretionary charitable contributions to such organization, in any of the past three (3) fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such organization's consolidated gross revenues.

C.       MAJORITY STOCKHOLDER RELATIONSHIPS.

         (i) A director who is an employee or a director, or whose immediate family member is an executive officer, of an entity that holds fifty percent (50%) or more of the common stock of A&P, on a fully-diluted basis (a "Majority Stockholder"), is not "independent" until three (3) years after the end of such employment relationship.

         (ii) A director who provides, or whose immediate family member provides, banking, consulting, legal, accounting or similar services to a Majority Stockholder, is not "independent" until three (3) years after the director, or the director's immediate family member, ceases to provide such services.

D. OTHER RELATIONSHIPS. In addition to the standards set forth above, the Board of Directors shall consider all other relationships between each director and A & P; provided, however, that a relationship will not be deemed a "material relationship" if such relationship is at arm's length, does not conflict with the interests of A&P and does not impair the director's independence or judgment. Specifically, the Board of Directors shall consider the following:

         (i) Any relationship pursuant to which the director, or an immediate family member, provides banking, consulting, legal, accounting or similar services to A & P;

         (ii) Any relationship whereby the director is a partner or stockholder with an ownership interest of 5% or more of an organization that provides banking, consulting, legal, accounting or similar services to or otherwise has a significant relationship with A & P; and

         (iii) Any relationship whereby the director is an executive officer or employee, or an immediate family member is an executive officer, of another company that (y) does business with A&P and the sales by that company to A&P or purchases by that company from A&P, in any fiscal year during the last three (3) fiscal years, are more than the greater of $1 million or one percent (1%) of the consolidated gross revenues of that company, or (z) is indebted to A&P, or to which A&P is indebted, and the total amount of either company's indebtedness to the other at the end of any of the last three
                  (3) fiscal years is more than the greater of $1 million or one percent (1%) of the consolidated gross revenues of that company.

E. DEFINITIONS. As used in these Standards of Independence, the terms "Company" and "A&P" will be deemed to include The Great Atlantic & Pacific Tea Company, Inc. and any subsidiaries of A&P and the term "immediate family member" of a director will mean his/her spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such director's home.

APPENDIX B

                        AUDIT & FINANCE COMMITTEE CHARTER

I.       ORGANIZATION

         There shall be a Committee of the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") to be known as the Audit Committee. The Audit Committee shall be composed of three or more directors who, as determined and disclosed by the Board of Directors, (i) meet the independence requirements of the New York Stock Exchange (the "NYSE") and the Securities Exchange Act of 1934, as amended (the "1934 Act"), as well as the rules and regulations thereunder, and (ii) have sufficient financial literacy to enable him/her to discharge the responsibilities of a Committee member. Additionally, at least one member of the Audit Committee shall be an "Audit Committee Financial Expert," as defined by the Securities and Exchange Commission ("SEC"). No member of the Audit Committee shall simultaneously serve on the audit committee of more than two (2) other public companies. The Audit Committee shall comply with all applicable rules and regulations of the SEC and the NYSE.

         The Audit Committee shall meet four times per year or more frequently as circumstances require and may ask members of management or others to attend meetings and provide pertinent information as necessary.

         To carry out its duties, the Audit Committee shall have the authority to engage and obtain advice and assistance from outside legal, accounting and other advisors to the extent it deems necessary and shall receive appropriate funding, as determined in its sole judgment, from the Company for payment of compensation to any and all outside advisors employed by the Audit Committee and for ordinary administrative expenses necessary to carry out its duties. Additionally, the Audit Committee shall meet separately, periodically, with the independent auditors, with the internal auditors, with management and with the Chief Legal Officer.

II.      PURPOSE

         The Audit Committee's primary purpose is to assist the Board of Directors in its oversight of (i) the integrity of the Company's financial statements, (ii) the qualifications and independence of the Company's independent auditors, (iii) the performance of the Company's internal audit function and the independent auditors, the system of internal financial and accounting controls established by management and the audit process, and (iv) compliance by the Company with legal and regulatory requirements. The Audit Committee shall provide an open avenue of communication between the internal auditors, the independent auditors, the Board of Directors and Company management. The Audit Committee shall also function as the Company's qualified legal compliance committee ("QLCC"), as defined in Rule 205.2(k) promulgated under the 1934 Act.

         It is not the responsibility of the Audit Committee to plan or conduct audits, to prepare the Company's financial statements or to determine that the Company's financial statements conform with generally accepted accounting principles ("GAAP"). Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company's code of conduct. Management is responsible for assuring compliance with applicable laws and regulations and with the Company's code of conduct.

III.     RESPONSIBILITIES

         In carrying out its oversight responsibilities, the Audit Committee shall perform the following functions:

         A.       RELATIONSHIP WITH INDEPENDENT AUDITORS

         The Audit Committee shall appoint a firm of certified public accountants to conduct the audits of the financial statements of the Company, and selected subsidiaries, for the fiscal year in which the firm is appointed. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the independent auditors and such independent auditors shall report directly to the Audit Committee. In fulfillment of such responsibilities, the Audit Committee shall:

         1. Pre-approve all audit and permissible non-audit services of the independent auditors.

         2. Meet with the independent auditors and financial management of the Company to review (i) the scope and fees of the proposed audit for the current year and the planned audit procedures and (ii) any audit problems or difficulties, including without limitation, restrictions on the scope of the independent auditor's activities or on access to requested information, any significant disagreements with management, communications between the audit team and the independent auditors' national office, and any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors, and management's response thereto.

         3. Be directly responsible for the resolution of disagreements between management and the independent auditors regarding financial reporting.

         4. Obtain from the independent auditors each year a formal written statement delineating (i) the independent auditors' internal quality-control procedures, any material issues raised by the independent auditor's most recent internal quality-control review or by any inquiry or investigation, within the preceding five (5) years, by governmental or professional authorities with respect to any independent audit carried out by the auditor, and any steps taken to deal with any such issues and (ii) all relationships between the independent auditors and the Company.

         5. Periodically engage in a dialogue with the independent auditors regarding any relationships or services that may impact the objectivity and independence of the auditors, and recommend that the Board of Directors take appropriate action in response to the independent auditors' report to oversee and satisfy itself of the auditors' independence.

         6. Review and discuss with the independent auditors (i) the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (ii) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

         7. Review with the independent auditors all critical accounting policies used by the Company, alternative accounting treatments discussed with management along with the potential ramifications of using those alternatives, and other written communications provided by the independent auditors to management, including a schedule of unadjusted audit differences.

         8. Set clear hiring policies for employees or former employees of the Company's independent auditors.

         B.       OVERSIGHT OF FINANCIAL REPORTING

         In carrying out its responsibilities with respect to oversight of the Company's financial reporting, the Audit Committee shall:

         1. Review and discuss with management the Company's annual audited financial statements and quarterly financial statements prior to submission to the Board of Directors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

         2. Discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

         3. Review the Annual Report on Form 10-K and the Proxy Statement prior to submission to the SEC.

         4. Meet separately, periodically, with management, with the internal auditors and with the independent auditors. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

         5. Discuss major financial risk exposures and the Company's guidelines and policies with respect to financial risk assessment and management.

         6. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         C.       INTERNAL AUDIT

         In carrying out its responsibilities with respect to oversight of the Company's internal audit function, the Audit Committee shall:

         The review should also include discussion of the

         1. Review the internal audit function of the Company including the independence and authority of its reporting obligations; the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

         2. Receive quarterly, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

         3. Discuss with management and the internal auditors, the quality of and compliance with the Company's internal controls and the responsibilities, budget and staffing of the Company's internal audit function.

         D.       LEGAL AND REGULATORY COMPLIANCE

         In carrying out its responsibilities with respect to oversight of the Company's compliance with legal and regulatory requirements, the Audit Committee shall:

         1. Review and reassess on an annual basis, the adequacy of the Audit Committee's charter and the Audit Committee's performance.

         2. Issue annually a report to be included in the Company's Proxy Statement as required by the rules of the SEC.

         3. Review with the Company's Chief Legal Officer, legal matters that could have a significant impact on the Company's financial statements.

         E.       FINANCE MATTERS

         The Audit & Finance Committee shall assume such responsibilities as it deems appropriate with respect to matters relating to the oversight of:

         1. The financial structure of the Company.

         2. The Company's programs with respect to risk management.

         3. The Company's acquisitions, dispositions and capital expenditure programs.

         4. The management and expenditure of the Company's surplus funds.

         5. The investment performance of the Company's retirement plans.

         F. QUALIFIED LEGAL COMPLIANCE COMMITTEE

         The Audit Committee, in its capacity as a QLCC, shall receive reports of material violations of the securities laws, breaches of fiduciary duties or similar violations governed by such rule from attorneys representing the Company, including in-house counsel and take such actions as may be permitted or required of a QLCC under applicable law and the procedures adopted by the Board of Directors.

         G.       REPORTS TO THE BOARD

         The Audit Committee shall submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each Audit Committee meeting with, the Board of Directors.

         In addition to the responsibilities outlined above, the Audit Committee shall examine and consider such other matters in relation to the internal and external audit of the Company's accounts and in relation to the financial affairs of the Company and its books of account as the Audit Committee determines to be desirable or as requested by the Board of Directors.

                                                                      APPENDIX C

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

            2004 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN (THE "PLAN")
                      (AS AMENDED EFFECTIVE JULY 13, 2006)

I.  NON-EMPLOYEE DIRECTOR COMPENSATION

A.  General

Compensation amounts payable to Non-Employee Directors ("Directors") of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") shall be established from time-to-time by the Board of Directors. Such compensation shall take the form of a $32,000 annual retainer, plus a $1,000 attendance fee for each Board of Directors meeting attended and a $1,000 attendance fee for each Committee meeting attended, if substantial time or effort is involved. If two or more compensable meetings are held on the same day, the fee for all such additional meetings shall be limited to $500. The Company shall also pay the Chair of each Committee, except the Executive Committee, an additional annual retainer of $8,000 ($10,000 in the case of the Chair of the Audit & Finance Committee) and shall pay the Lead Director an annual retainer of $120,000. In addition, an annual grant of Company Common Stock equivalent to $90,000 ($135,000 in 2006) shall be made to Directors. A Director sitting on the board of directors of Company affiliates at the request of the Company may retain any director compensation paid to such director by such affiliate. The amount of all Annual Compensation will be reported annually in the Proxy Statement.

B.  Payment of Cash Compensation

1. Annual cash retainers and non-meeting fees shall be payable in monthly installments, with each installment payable as promptly as practicable following the last business day of the calendar month to which they apply. Such payments shall be pro-rated if Board service commences or terminates during a calendar year. Meeting fees shall be payable as promptly as practicable following the last business day of the calendar month to which they are earned.

C.  Grants of Common Stock

1. The $90,000 grant ($135,000 in 2006) of Common Stock shall be made on the first business day following the Annual Meeting of Stockholders, provided, however, that the first grant shall be delayed until the securities to be issued under this Plan are registered in accordance with the Securities Act of 1933.

2. The number of shares of the Company's Common Stock granted annually to each non-employee Director will be based on the closing price of the Common Stock on the New York Stock Exchange ("NYSE"), as reported in the Wall Street Journal ("WSJ") on the date of grant. Only whole shares will be granted; any remaining amounts will be paid in cash as promptly as practicable following the date of grant.

II. DEFERRAL OF COMPENSATION

A.  Deferral Elections

1. Prior to the last day of each calendar year, each Director shall be permitted to make an irrevocable deferral election for the subsequent Plan year (as hereinafter defined). Such deferral election shall specify (a) the percentage of the total cash compensation (retainers and fees); and/or, (b) the percentage of the annual grant of the Common Stock that the Director wishes to defer.

B.  Deferral Media

1. At the Director's election, deferrals of cash compensation (retainers and fees) may be credited to an unfunded interest bearing 10-year U.S. Treasury bond equivalent account in the amount so deferred or may be credited to a Deferred Stock Unit ("DSU") account established for this purpose in an amount equal to 125% of the amount of cash so deferred.

2. Deferral of grants of Company Common Stock shall be credited to a DSU account established for this purpose.

C.  Administration of Deferral Accounts

1. Deferrals of cash compensation will be credited to a U.S. Treasury bond equivalent account and/or a DSU account, as per the Director's election, on a monthly basis. The number of DSUs credited to a DSU account each month will be based on the closing price of the Common Stock on the NYSE, as reported in the WSJ, on the first business day of that month. Only whole units will be credited; any remaining amounts will be carried in a cash sub-account until the balance therein is sufficient to buy one or more additional DSUs.

2. The number of DSUs credited to a Director's DSU account each year with respect to deferrals of amounts allocated for the annual grant of the Common Stock will be based on the closing price of the Common Stock on the NYSE, as reported in the WSJ, on the first business day following the Annual Meeting of Stockholders. Only whole units will be credited; any remaining amounts will be carried in a cash sub-account until the balance is sufficient to buy one or more additional DSUs.

3. DSU cash sub-accounts will be credited with any dividends paid. Any amounts in such DSU sub accounts will be used, when sufficient, to purchase additional whole units. Any amounts not sufficient to buy a whole unit will remain in the cash sub-account.

4.  Interest will not be paid on monies held in any cash sub account.

5. If, as a result of a recapitalization of the Company, including any stock splits or dividends, the Company's Common Stock shall be changed into a greater or smaller number of shares, the number of DSUs credited to a Director's DSU account shall be appropriately adjusted on the same basis.

III. DISTRIBUTION OF DEFERRED COMPENSATION

A.  Vesting

Directors shall always be fully vested in their deferral accounts.

B. Distributions from U.S. Treasury bond equivalent accounts

The value of a U.S. Treasury bond equivalent account will be the sum of the credits and interest to the date of termination of the Director from the Board, except for termination due to death or disability, and will be paid as soon as practicable thereafter.

C. Distributions from DSU accounts

All credited DSUs held in a Director's account will be converted to the Common Stock as soon as practicable following the Director's termination from the Board, except for termination due to death or disability. Remaining amounts in the Director's cash sub-account will be distributed concurrently in cash.

D. Distributions as a result of death or disability

In the event that a Director's service on the Board terminates as a result of death or disability, the Director, or in the case of death, the beneficiary(s) designated by the Director (or failing such designation, the Director's estate), may elect to have any balance in a Director's U.S. Treasury bond account or DSU account on the date of the Director's death or disability: (i) converted to shares of the Common Stock as soon as practicable following the Director's death or disability; or, (ii) converted to cash and paid out in a lump sum as soon as practicable following the Director's death or disability. In the event of a Director's death subsequent to termination of his or her Board service, but prior to receiving all entitled distributions under the Plan, the beneficiary(s) designated by the Director (or failing such designation, the Director's estate), may elect to have any balance in a Director's U.S. Treasury bond account or DSU account: (i) converted to shares of the Common Stock as soon as practicable following the Director's death; or, (ii) converted to cash and paid out in a lump sum as soon as practicable following the Director's death.

IV. GENERAL PROVISIONS

A.  Former Directors Plans

No further awards would be made under the 1994 Stock Option Plan for Non-Employee Directors. There will also be no further awards under the Directors' Deferred Payment Plan, adopted May 1, 1996, as a result of the adoption this Plan. Amounts previously credited to the Directors' Deferred Payment Plan will continue to be administered under the provisions of that plan.

B.  Assignability

No right to receive payment of deferred compensation or retirement awards shall, other than as provided for herein, be transferable or assignable by a participant except by will or laws of descent and distribution.

C.  Amendment of the Plan

This Plan may be amended, suspended or terminated at any time by the Board of Directors of the Company. However, no amendment, suspension or termination of the Plan may, without the consent of a participant, alter or impair any of the rights previously granted under the Plan.

D.  Plan Year

The Plan year shall be defined as a twelve month period beginning with the date of the Annual Meeting of Stockholders and ending the day prior to the following Annual Meeting of Stockholders.

E.  Effective Date/Termination Date

This Plan, as amended, is effective as of July 13, 2006, and shall terminate on July 13, 2014.

                                                                      APPENDIX D

                  1998 LONG TERM INCENTIVE AND SHARE AWARD PLAN
                       AS AMENDED EFFECTIVE JULY 13, 2006

1. Purposes.

         The purposes of the 1998 Long Term Incentive and Share Award Plan are to advance the interests of The Great Atlantic & Pacific Tea Company, Inc. and its stockholders by providing a means to attract, retain, and motivate employees of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.  Definitions.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     b) "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

     c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     d) "Beneficiary" means the person, persons, trust or trusts which have been designated by the Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     e)   "Board" means the Board of Directors of the Company.

     f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

     g) "Committee" means the Compensation Policy Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an `outside director' within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate and Award made by the Committee which Award is otherwise validly made under the Plan.

     h) "Company" means The Great Atlantic & Pacific Tea Company, Inc., a corporation organized under the laws of Maryland, or any successor corporation.

     i) "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     j) "Eligible Person" means an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee.

     k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     l) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of a Share shall mean the closing price of the Share on the date on which it is to be valued hereunder (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

     m) "ISO" means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     n)   "NQSO" means any Option that is not an ISO.

     o)   "Option" means a right, granted under Section 5(b), to purchase
          Shares.

     p) "Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

     q) "Participant" means an Eligible Person who has been granted an Award under the Plan.

     r)   "Performance Share" means a performance share granted under Section
          5(f).

     s)   "Performance Unit" means a performance unit granted under Section
          5(f).

     t)   "Plan" means this 1998 Long Term Incentive and Share Award Plan.

     u) "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

     v) "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

     w) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     x)   "SAR" or "Share Appreciation Right" means the right, granted under
          Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

     y)   "Shares" means common stock, $1 par value per share, of the Company.

     z) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.             Administration.

     a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i)     to select Eligible Persons to whom Awards may be granted;

          (ii)    to designate Affiliates;

          (iii) to determine the type or types of Awards to be granted to each Eligible Person;

          (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

          (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

          (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

          (vii) to determine whether, to what extent, and under what circumstances any cash, Shares, other Awards, or other property payable on a deferred basis will be adjusted for interest or earnings equivalents and, if so, the basis for determining such equivalents;

          (viii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

          (ix) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (x) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

          (xi) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

          (xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

     (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (d) Limitation on Committee's Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of
         Section 162(m)(4)(C) of the Code, unless the Award Agreement specifically provides otherwise, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

     (e) Quorum, Acts of Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee.

     (f) Limitation on Committee's Authority under 409A. Anything in this Plan to the contrary notwithstanding, the Committee's authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or
         (ii) cause an Award that is otherwise deferred compensation subject to
         Section 409A of the Code to fail to meet the requirements prescribed by
         Section 409A of the Code.

4. Shares Subject to the Plan.

     (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 8,000,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

     (b) Subject to adjustment as provided in Section 4(c) hereof, (i) the maximum number of Shares with respect to which options or SARs may be granted during any calendar year to any Eligible Person under this Plan shall be 500,000 Shares, and (ii) with respect to Awards other than Stock Options and SARs intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the maximum number of Shares that may be granted during any calendar year to any Eligible Person under this Plan shall be 750,000 Shares or the equivalent thereof.

     (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, in the case of an Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.

     (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. Specific Terms of Awards.

     a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Person.

     b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

         (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

         (ii) Option Term. The term of each Option shall be determined by the Committee.

         (iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

         (iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

     c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

         (i) Right to Payment. An SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of
                  (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the base amount of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

         (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

     (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

         (i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

         (ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents (and any accrued but unpaid interest or earnings equivalents thereon) that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

         (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

         (iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred (with or without the crediting of interest or earnings equivalents thereon as determined by the Committee) for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends; provided, however, that any such dividends (and any interest or earnings equivalents credited thereon) shall be subject to forfeiture upon such conditions, if any, as the Committee may specify. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

     e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

         (i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

         (ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

     f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

         (i) Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may select: total stockholder return, earnings, earnings per share, operating income, net income, pro forma net income, return on stockholders' equity, return on invested capital, return on designated assets, net asset value, economic value added, EBITDA, sales, revenues, expenses, operating profit margin, operating cash flow, cash flow per share, and net profit margin. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

         (ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

         (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of an Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.

         (iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

         (v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

     (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this
         Section 5(h).

     (i) Performance Awards. If the Committee determines that a Performance Share, Performance Unit or other Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as 'performance-based compensation' for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Award (each, a 'Performance Award') shall be contingent upon achievement of pre-established goals and other terms set forth below:

         (i) The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subsection (i). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being 'substantially uncertain.' The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

         (ii) One or more of the business criteria specified in Section 5(f)(1) hereof for the Company and/or for specified Subsidiaries or Affiliates or divisions or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards.

         (iii) Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established in writing not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the date on which 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b).

         (iv) The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this subsection (i).

         (v) Determinations by the Committee as to the establishment of performance goals for Performance Awards, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

6. Certain Provisions Applicable to Awards.

     a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

     b) Terms of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest or earnings equivalents to be credited with respect to such payments.

     d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.


7. Change of Control Provisions.

     a) Acceleration of Exercisability and Lapse of Restrictions. In the event of a Change of Control, the following acceleration provisions shall apply unless otherwise provided by the Committee at the time of the Award grant:

             All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Control. Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Control.

     b) Definitions of Certain Terms. For purposes of this Section 7, the following definitions, in addition to those set forth in Section 2, shall apply:

         (i) "Change of Control" means and shall be deemed to have occurred if:

                  a. any person (within the meaning of the Exchange Act), other than the Company, a Related Party or Tengelmann Warenhandelsgesellschaft, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 40 percent or more of the total voting power of all the then-outstanding Voting Securities; or

                  b. the individuals who, as of the effective date of the Plan, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the effective date of the Plan or whose recommendation, election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board; or

                  c. the stockholders of the Company approve a merger,
                     consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (I) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or, in the case of a transaction involving a Subsidiary and not the Company, retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (II) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction; or

                  d. the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

         ii. "Related Party" means (a) a majority-owned subsidiary of the Company; (b) an employee or group of employees of the Company or any majority-owned subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

         iii. "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

8. General Provisions.

                  a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

                  b) No Right to Continued Employment or Service. Neither the
                     Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's or director's employment or service at any time.

                  c) Taxes. The Company or any Subsidiary or Affiliate is
                     authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations.

                  d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders to the extent such shareholder approval is required under
                     Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

                  e) No Rights to Awards; No Shareholder Rights. No Eligible
                     Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

                  f) Unfunded Status of Awards. The Plan is intended to
                     constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant

                  g) Nonexclusivity of the Plan. Neither the adoption of the
                     Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                  h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

                  i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

                  j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New Jersey without giving effect to principles of conflict of laws.

                  k) Effective Date; Plan Termination. The Plan shall become effective as of July 14, 1998 (the "Effective Date"), subject to approval by the vote of the holders of a majority of the shares of stock of the Company present or represented at the annual meeting of stockholders to be held in July 1999. Awards may be made prior to such approval by stockholders, but each such Award shall be subject to the approval of this Plan by the stockholders, and if this Plan shall not be so approved, all Awards granted under this Plan shall be of no effect. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

                  l) Relationship to 1998 Restricted Stock Plan. This Plan
                     constitutes an amendment and restatement of The Great Atlantic & Pacific Tea Company, Inc. 1998 Restricted Stock Plan (the "Restricted Stock Plan") effective as of July 14, 1998, the date of inception of the Restricted Stock Plan. Any awards of shares of Restricted Stock made under the Restricted Stock Plan shall be deemed to be Awards of Restricted Shares under this Plan and shall be subject to all the terms and conditions of this Plan.

                  m) Titles and Headings. The titles and headings of the
                     sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                  n) Section 409A. It is intended that the Plan and Awards
                     issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code."

                        ANNUAL MEETING OF STOCKHOLDERS OF

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                  JULY 13, 2006


                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                           ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

  |                                                                          |
  |                                                                          |
 \|/ Please detach along perforated line and mail in the envelope provided. \|/


--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                               PROPOSALS 2 AND 3.
  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                 YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |x|
--------------------------------------------------------------------------------

                                                                                                                FOR  AGAINST ABSTAIN

(1) ELECTION OF DIRECTORS                                (2) Proposal to amend the 2004 Non-Employee Director   |_|    |_|     |_|
                                                             Compensation Plan.
                           NOMINEES:                         (THE DIRECTORS RECOMMEND A VOTE "FOR")
|_| FOR ALL NOMINEES           O    J. D. Barline
                               O    J. J. Boeckel        (3) Proposal to amend the 1998 Long Term Incentive and |_|    |_|     |_|
    WITHHOLD AUTHORITY         O    B. Gaunt                 Share Award Plan.
|_| FOR ALL NOMINEES           O    C. W. E. Haub            (THE DIRECTORS RECOMMEND A VOTE "FOR")
                               O    D. Kourkoumelis
    FOR ALL EXCEPT             O    E. Lewis
|_| (See instructions below)   O    M. B. Tart-Bezer


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note
that changes to the registered name(s) on the account may not be        |__|
submitted via this method.
--------------------------------------------------------------------------------


Signature of Stockholder____________________  Date:________    Signature of Stockholder____________________   Date:________




NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dear Stockholder:


We are pleased to send you our 2005 Annual Report and Proxy Statement. The Annual Meeting of Stockholders will be held at 9:00 A.M. (E.D.T.) on Thursday, July 13, 2006 at the The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey.

If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices at 2 Paragon Drive, Montvale, New Jersey or contact the A&P's home page at www.aptea.com.


                                Sincerely,


                                Allan Richards
                                Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary


        IMPORTANT NOTICE: All Annual Meeting attendees may be asked to present a valid government-issued photo identification, such as a driver's license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the Annual Meeting, and attendees will be subject to security inspections.


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                 PROXY - FOR THE ANNUAL MEETING - JULY 13, 2006
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

       The undersigned, having received the Notice of Meeting and Proxy Statement dated May 25, 2006, appoints CHRISTIAN W. E. HAUB, ALLAN RICHARDS and CHRISTOPHER MC GARRY, and each or any of them as Proxies with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. (E.D.T.) July 13, 2006, at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, or at any adjournment thereof, with all powers which the undersigned would possess if personally present.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ITEMS (1), (2) AND (3), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.


                         (TO BE SIGNED ON REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                  JULY 13, 2006


                         -------------------------------
                            PROXY VOTING INSTRUCTIONS
                         -------------------------------


MAIL - Date, sign and mail your proxy
card in the envelope provided as soon as
possible.
                                                -------------------------------
                 - OR -                           COMPANY NUMBER    |
                                                --------------------|----------
TELEPHONE - Call toll-free 1-800-PROXIES          ACCOUNT NUMBER    |
(1-800-776-9437) from any touch-tone            --------------------|----------
telephone and follow the instructions.                              |
Have your proxy card available when you         -------------------------------
call.

                 - OR -

INTERNET - Access "WWW.VOTEPROXY.COM"
and follow the on-screen instructions.
Have your proxy card available when you
access the web page.

-------------------------------------------------------------------------------
  You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Daylight Time the day before the cut-off or meeting date.
-------------------------------------------------------------------------------


Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

-------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
                             AND PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
-------------------------------------------------------------------------------



                                                                                                                FOR  AGAINST ABSTAIN

(1) ELECTION OF DIRECTORS                                (2) Proposal to amend the 2004 Non-Employee Director   |_|    |_|     |_|
                                                             Compensation Plan.
                           NOMINEES:                         (THE DIRECTORS RECOMMEND A VOTE "FOR")
|_| FOR ALL NOMINEES           O    J. D. Barline
                               O    J. J. Boeckel        (3) Proposal to amend the 1998 Long Term Incentive and |_|    |_|     |_|
    WITHHOLD AUTHORITY         O    B. Gaunt                 Share Award Plan.
|_| FOR ALL NOMINEES           O    C. W. E. Haub            (THE DIRECTORS RECOMMEND A VOTE "FOR")
                               O    D. Kourkoumelis
    FOR ALL EXCEPT             O    E. Lewis             The Confidential Voting Instruction form represents voting rights in the
|_| (See instructions below)   O    M. B. Tart-Bezer     following number of equivalent shares of A&P Common Stock as of May 19,
                                                         2006.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note
that changes to the registered name(s) on the account may not be        |__|
submitted via this method.
--------------------------------------------------------------------------------


Signature of Stockholder____________________  Date:________    Signature of Stockholder____________________   Date:________




NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                      CONFIDENTIAL VOTING INSTRUCTION FORM

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                  SAVINGS PLAN

                       PRUDENTIAL TRUST COMPANY - TRUSTEE

    I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the Company, to be held on July 13, 2006, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised "FOR" items (1), (2), and (3).

    By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the Company dated May 25, 2006, and a copy of the Annual Report.

    PLEASE SIGN, DATE AND RETURN THIS FORM BEFORE JULY 5, 2006. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO SIGNED DIRECTION IS RECEIVED BY THE TRUSTEE PRIOR TO JULY 7, 2006, THE TRUSTEE MAY EXERCISE VOTING RIGHTS ON YOUR BEHALF IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.


        PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE
                               ENCLOSED ENVELOPE.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)